                                                                   EXHIBIT 10.20


                                CREDIT AGREEMENT

                                 BY AND BETWEEN

               CHART INDUSTRIES, INC., ALTEC INTERNATIONAL LIMITED
         PARTNERSHIP, ALTEC, INC, CHART MANAGEMENT COMPANY, INC., CHART
                     INDUSTRIES FOREIGN SALES CORPORATION,
                        GREENVILLE TUBE CORPORATION, AND
                       PROCESS SYSTEMS INTERNATIONAL, INC.

                              The "Borrowing Group"

                        NATIONAL CITY BANK AND NBD BANK,

                              The "Banks" or "Bank"

                   NATIONAL CITY BANK, AS AGENT FOR THE BANKS

                                   The "Agent"

                                  July __, 1997



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

                                TABLE OF CONTENTS

                                                                               Page
ARTICLE I - DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS............................1
         Section 1.01  Definitions.  ............................................1
         Section 1.02  Accounting Terms.  ......................................17

ARTICLE II - CREDIT FACILITY....................................................17
         Section 2.01  Amounts.  ...............................................17
         Section 2.02  Reduction.  .............................................17
         Section 2.03  Single Loan.  ...........................................18
         Section 2.04  Advances; LCs; Revolving Period.  .......................18
         Section 2.05  Interest on the Revolving Loan.  ........................18
         Section 2.06  Election of Base Rate for Revolving Loan ................18
         Section 2.07  Election of Overall Libor Rate for Revolving Loan.  .....18
         Section 2.08  Notice.  ................................................20
         Section 2.09  Limits on Overall Libor Rate Elections.  ................20
         Section 2.10  Compensation; Illegality.  ..............................21
         Section 2.11  Interest Payment Dates.  ................................22
         Section 2.12  Voluntary Prepayments.  .................................22
         Section 2.13  Application of Payments to Revolving Loan.  .............23
         Section 2.14  Overall Libor Rate Indemnity.  ..........................23
         Section 2.15  Interest Calculations.  .................................23
         Section 2.16  Late Charge; Post-Default Rate.  ........................24
         Section 2.17  Commitment Fee.  ........................................24
         Section 2.18  Repayment of the Revolving Loan;
                       The Revolving Notes .....................................24
         Section 2.19  Letters of Credit .......................................25
         Section 2.20  Ratable Participation in LCs.  ..........................25
         Section 2.21  Maximum..................................................25
         Section 2.22  Term ....................................................26
         Section 2.23  Form ....................................................26
         Section 2.24  Fees  ...................................................26
         Section 2.25  Commissions  ............................................26
         Section 2.26  Reimbursement  ..........................................27
         Section 2.27  Foreign Currencies  .....................................27
         Section 2.28  Purpose of the Revolving Loan.  .........................28
         Section 2.29  Event of Default or Possible Default.  ..................28
         Section 2.30  Agent Fees.  ............................................28


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
ARTICLE III - INTERCOMPANY MATTERS..............................................29
        Section 3.01  Appointment of Parent as Agent.  .........................29
        Section 3.02  Intercompany Guaranty.....................................29
        Section 3.03  Further Assurances.  .....................................31

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BORROWING
         GROUP..................................................................31
        Section 4.01  Organization of the Companies; Business
                       and Property; CHD.  .....................................32
        Section 4.02  Authorization; Validity.  ................................32
        Section 4.03  Permits.  ................................................32
        Section 4.04  Financial Statements.  ...................................33
        Section 4.05  Financial Condition at Date of Credit Agreement.  ........33
        Section 4.06  No Adverse Changes.  .....................................33
        Section 4.07  Title to Properties; Patents, Trade Marks, etc.  .........33
        Section 4.08  Litigation.  .............................................34
        Section 4.09  Liabilities.  ............................................34
        Section 4.10  Compliance with Other Instruments.  ......................34
        Section 4.11  Material Restrictions.  ..................................34
        Section 4.12  Correctness of Data Furnished.  ..........................34
        Section 4.13  ERISA.  ..................................................35
        Section 4.14  Taxes.  ..................................................36
        Section 4.15  Compliance with Laws.  ...................................36
        Section 4.16  Environmental Matters. ...................................36
        Section 4.17  Leases.  .................................................37
        Section 4.18  Regulation U, etc.  ......................................37
        Section 4.19  Holding Company Act.  ....................................37
        Section 4.20  Securities Act, etc.  ....................................37
        Section 4.21  Solvency.  ...............................................37
        Section 4.22  No Default.  .............................................38
        Section 4.23  Employee Controversies.  .................................38
        Section 4.24  Brokers, etc.  ...........................................38

ARTICLE V - CONDITIONS TO BORROWING.............................................38
        Section 5.01  Representations and Warranties.  .........................38
        Section 5.02  No Defaults.  ............................................38
        Section 5.03  Performance.  ............................................38
        Section 5.04  Closing Certificate.  ....................................38
        Section 5.05  Insurance Report.  .......................................39
        Section 5.06  Revolving Notes/Pledge Agreement.  .......................39
        Section 5.07  Disbursement Instructions.  ..............................39


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

            Section 5.08  Opinions of Counsel for the Borrowing Group.  ...........39
            Section 5.09  Corporate Proceedings.  .................................39
            Section 5.10  Payment of Expenses.  ...................................40
            Section 5.11  Schedules.  .............................................40
            Section 5.12  Other Documents.  .......................................40
            Section 5.14  No Defaults.  ...........................................41
            Section 5.15  Performance.  ...........................................41
            Section 5.16  Representations and Warranties.  ........................41
            Section 5.17  Certificate.  ...........................................41
            Section 5.18  Cryenco.  ...............................................41

ARTICLE VI - AFFIRMATIVE COVENANTS OF THE BORROWING GROUP..........................41
            Section 6.01  Payment of Amounts Due.  ................................42
            Section 6.02  Existence, Business, etc.  ..............................42
            Section 6.03  Maintenance of Properties.  .............................42
            Section 6.04  Payment of Taxes, etc.  .................................42
            Section 6.05  Insurance.  .............................................43
            Section 6.06  Accounts and Reports of each Company.  ..................43
            Section 6.07  Information and Inspection.  ............................45
            Section 6.08  Notice of Litigation.  ..................................46
            Section 6.09  Pension Plans.  .........................................46
            Section 6.10  Hazardous Material.  ....................................46
            Section 6.11  Net Worth.  .............................................46
            Section 6.12  Leverage.  ..............................................47
            Section 6.13  Pretax Interest Coverage Ratio.  ........................47
            Section 6.14  Fixed Charge Coverage Ratio.  ...........................47
            Section 6.15  Current Ratio.  .........................................47
            Section 6.17  Post-Closing Items.  ....................................47
            Section 6.18  Further Assurances.  ....................................47

ARTICLE VII - NEGATIVE COVENANTS OF THE BORROWING GROUP............................47
            Section 7.01  Limitation of Indebtedness.  ............................48
            Section 7.02  Limitation on Liens.  ...................................49
            Section 7.03  Guarantees.  ............................................51
            Section 7.04  Leases.  ................................................51
            Section 7.05  Investments, Revolving Loan, and Advances.  .............52
            Section 7.06  Assignment or Sale of Accounts or Revolving Notes
                          Receivable...............................................53
            Section 7.07  Liquidation, Merger, or Consolidation.  .................53
            Section 7.08  Amendment of Certificate of Incorporation
                          and/or By-Laws...........................................54


                                       iii


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
            Section 7.09  Distributions; Purchases or Redemption of
                     Stock; Dividends ..............................................54
            Section 7.10  Disposition of Assets.  ..................................55
            Section 7.11  Acquisition of Going Concern Business.  ..................55
            Section 7.12  Purchase of Fixed or Capital Assets.  ....................56
            Section 7.13  Fiscal Year.  ............................................56
            Section 7.14  ERISA.  ..................................................56
            Section 7.15  Regulation U.  ...........................................57
            Section 7.16  Partnerships and Joint Ventures.  ........................57
            Section 7.17  Transactions with Affiliates.  ...........................57
            Section 7.18  Tax Exemption of CHD.  ...................................57
            Section 7.19  Goodwill/Intangibles.  ...................................58

ARTICLE VIII - WAIVERS..............................................................58

ARTICLE IX - DEFAULTS...............................................................58
            Section 9.01  Principal Default.  ......................................58
            Section 9.02  Interest Default.  .......................................59
            Section 9.03  Other Payment Defaults.  .................................59
            Section 9.04  Certain Article VI and VII Defaults.  ....................59
            Section 9.06  Defaults Under Article VI.  ..............................59
            Section 9.07  Other Provision Default.  ................................59
            Section 9.08  Representation and Warranty.  ............................59
            Section 9.09  Financial Difficulties.  .................................60
            Section 9.10  ERISA Termination.  ......................................60
            Section 9.11  Accumulated Funding Deficiency.  .........................60
            Section 9.12  Ownership.  ..............................................61
            Section 9.13  Cross-Default.  ..........................................61
            Section 9.14  Judgments.  ..............................................61
            Section 9.15  Material Adverse Change.  ................................61
            Section 9.16  Restraint on Business.  ..................................62

ARTICLE X - REMEDIES................................................................62
            Section 10.01  Acceleration.  ..........................................62
            Section 10.02  Recovery of Amounts.  ...................................62
            Section 10.03  LCs.  ...................................................63
            Section 10.04  Remedies Cumulative.  ...................................63
            Section 10.05  Cost of Collection.  ....................................63
            Section 10.06  No Advances, etc.  ......................................63


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
ARTICLE XI - AGENT................................................................63
           Section 11.01  Appointment of Agent.  .................................63
           Section 11.02  Compensation.  .........................................64
           Section 11.03  Independent Investigation.  ............................64
           Section 11.04  Agent's Exculpation.  ..................................64
           Section 11.05  Disbursements.  ........................................64
           Section 11.06  The Agent's Indemnity.  ................................65
           Section 11.07  Actions After a Default Under this Agreement.  .........65
           Section 11.08  Actions Requiring Consent of a Majority
                    of the Banks  ................................................66
           Section 11.09  Actions Requiring Consent of All Banks.  ...............66

ARTICLE XII - MISCELLANEOUS.......................................................66
           Section 12.01  Payment of Expenses.  ..................................66
           Section 12.02  Notices.  ..............................................67
           Section 12.03  Survival of Representations and Warranties.  ...........68
           Section 12.04  Entire Agreement; Amendment. ...........................68
           Section 12.05  Parties in Interest; Bank's Purpose.  ..................68
           Section 12.06  Waiver of Assertion of Counterclaims;
                          Waiver of Jury Trial.  .................................69
           Section 12.07  Set-off Provision.  ....................................69
           Section 12.08  Severability of Provisions.  ...........................70
           Section 12.09  Headings.  .............................................70
           Section 12.10  Consent to Jurisdiction.  ..............................70
           Section 12.11  Governing Law.  ........................................70
           Section 12.12  Counterparts.  .........................................70
           Section 12.13  Nature of the Borrowing Group's Obligations and
                          Modification Thereof.  .................................71

                                CREDIT AGREEMENT
                                ----------------

         THIS CREDIT AGREEMENT (the "Credit Agreement" or "Agreement"), dated as of the day of July, 1997, by and between CHART INDUSTRIES, INC., a Delaware corporation (referred to hereinafter as the "Parent"), ALTEC INTERNATIONAL LIMITED PARTNERSHIP ("ALTEC"), ALTEC, INC. ("AI"), CHART MANAGEMENT COMPANY, INC. ("Chart Management"), CHART INDUSTRIES FOREIGN SALES CORPORATION ("Chart Foreign"), GREENVILLE TUBE CORPORATION ("Greenville"), PROCESS SYSTEMS INTERNATIONAL, INC. ("PSI") (the Parent, ALTEC, AI, Chart Management, Chart Foreign, Greenville and PSI being referred to collectively as the "Borrowing Group") and NATIONAL CITY BANK ("NCB") and NBD BANK, ("NBD") (NCB and NBD being referred to collectively as the "Banks" and singly as a "Bank") and NATIONAL CITY BANK, as agent for the Banks (the "Agent")).

                                   WITNESSETH;
                                   -----------

         WHEREAS, the Borrowing Group desires to obtain from the Banks an unsecured revolving credit facility (the "Credit Facility") in a principal amount not to exceed FORTY FIVE MILLION DOLLARS ($45,000,000) less the face amount of any outstanding letters of credit and foreign bank guaranties including both (i) a revolving loan that may be borrowed, repaid and reborrowed and (ii) standby letters of credit in an aggregate stated amount not to exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Revolving Loan"), all upon the terms and conditions set forth hereafter.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         In addition to terms defined elsewhere in this Credit Agreement, certain terms used herein are defined in Section 1.01.

                                    ARTICLE I

                    DEFINITIONS; ACCOUNTING TERMS; AMENDMENTS
                    -----------------------------------------

         Section 1.01 DEFINITIONS. As used herein and in the Revolving Notes and the other Loan Documents, the following terms shall have the following meanings:

         "Acceptable Marketable Securities" means securities that are direct obligations of the United States of America or any agency thereof, or certificates of deposit issued by any Bank, or any other money-market investment if it carries the highest quality rating of any nationally-recognized rating agency, provided that no such security shall mature more than ninety (90) days after the date when made.

         "Account Officer" means that officer of the Bank in question who at the time in question is designated by that Bank as the officer having the primary responsibility for giving consideration to the Borrowing Group's request for credit or, in that officer's absence, that officer's immediate superior or any other officer who reports directly to that superior officer.

         "Adjusted Net Worth" means, as of any date of determination thereof, the excess of (a) the amount of the "present fair saleable value" of the assets of any Guarantor as of the date of such determination over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of any Guarantor for purposes of calculating the Maximum Guaranteed Amount for such Guarantor, (i) the liabilities of such Guarantor shall include (x) any amounts guaranteed by such Guarantor to the extent guaranteed pursuant to clause (a) of the definition of Maximum Guaranteed Amount and (y) advances of Revolving Loans directly to such Guarantor (ii) the Net Worth of any Guarantor shall exclude any increase in Net Worth resulting from a Valuable Transfer.

         "Advances" means advances of cash proceeds obtained by the Borrowing Group in respect of the Revolving Loan.

         "Advantage" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by a Bank in respect of the subject indebtedness if the payment results in that Bank's having less than its ratable share of the subject indebtedness in question.

         "Affiliate" means any director, principal officer of the Borrowing Group or shareholder owning more than five percent (5%) of any class of outstanding securities of the Borrowing Group, or any spouse, parent, or child of any of the foregoing, or any corporation, partnership or other business enterprise directly or indirectly controlled by, or under direct, indirect or common control with, any one or more of such Persons and/or the Borrowing Group.


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         "Alternative Currency" means any lawful currency other than Dollars which is freely transferable and convertible into Dollars and which, from time to time, is acceptable to NBD.

         "Assets" as applied to the Borrowing Group means all items which, in accordance with GAAP applied on a consistent basis, would be included in determining total assets as shown on the asset side of a balance sheet of the Borrowing Group as of the date on which Assets are to be determined.

         "Authorized Fiscal Officer" means the chief executive officer or chief financial officer of the Parent.

         "Available Rates" shall have the meaning given to it in Section 2.05.

         "Bank Guaranty" means any bank guaranty issued by an affiliate of NBD for the account of PSI, each Bank Guaranty issued in Alternative Currency and being part of the Credit Exposure of each Bank.

         "Banks" shall have the meaning given to it in the preamble of this Credit Agreement.

         "Base Rate" means the fluctuating rate, as in effect at the time in question, that is publicly announced by the Agent from time to time in Cleveland, Ohio, as being its base rate or prime rate thereafter in effect; which rate is not necessarily the lowest rate charged by the Banks to their borrowing customers.

         "Borrowed Debt/Net Worth" means all Indebtedness for Borrowed Money of the Borrowing Group divided by Net Worth, all on a Consolidated basis.

         "Borrowing" means a series of the Revolving Loan obtained concurrently and divided ratably among the Banks and includes, without limitation, part of the Revolving Loan the proceeds of which represent new money to the Borrowing Group and part of the Revolving Loan the proceeds of which are applied to any portion of the Revolving Loan bearing interest at an Overall Libor Rate at the end of the applicable Libor Rate Period; to the extent that the term "borrowed money" is used in this Agreement, it is used as a generic term and is not derived solely from "Borrowing".

         "Borrowing Group" shall have the meaning given to it in the preamble of this Credit Agreement.


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



         "Business Day" means any day on which dealings in United States Dollar deposits in the London inter-bank market are carried out and which is not a Saturday, Sunday or other day on which banks in Cleveland, Ohio or Detroit, Michigan are authorized or required to close.

         "Capital Expenditures" means any and all amounts invested, expended or incurred (including by reason of Capitalized Lease Obligations incurred by the Borrowing Group) in respect of the purchase, acquisition, improvement, renovation or expansion of any properties or assets of the Borrowing Group, including, without limitation, expenditures required to be capitalized in accordance with GAAP.

         "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real and/or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP (including the Financial Accounting Standards Board).

         "Cash Flow" means the aggregate of (a) net income plus (b) income taxes (whether federal, state or local) plus (c) interest expense plus (d) amortization, depreciation and obsolescence charges, all as determined in accordance with GAAP and on a Consolidated basis.

         "CHD" means CHD Inc., a Delaware corporation and wholly-owned subsidiary of AI.

         "CHD Guaranty Documents" means, collectively, CHD's joint and several guaranty of payment of the Obligations, and, in respect of that guaranty, resolutions having been duly adopted by CHD's board of directors and certified by CHD's secretary, the estoppel of CHD's shareholder or shareholders, the opinion of the Borrowing Group's legal counsel (which opinion shall address such issues, may be based on such assumptions and may be subject to such qualifications and exceptions as those set forth in the opinion of the companies' counsel dated the date of this Agreement delivered to the Banks and the Agent pursuant to this Agreement), and such other writings as the Banks and the Agent shall reasonably require, all in form and substance satisfactory to the Banks and the Agent except as specifically set forth herein with respect to the opinion of the Borrowing Group's legal counsel.

         "Closing Date" means the date that the proceeds of the first Advance are disbursed to the Borrowing Group under this Credit Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

         "Company" refers to the Parent or to any Subsidiary of the Parent, as the case may be and "Companies" means all of the Parent and its Subsidiaries.

         "Commitment" means the commitment of a Bank to extend credit to the Borrowing Group pursuant to Section 2.01 of this Agreement and upon the terms, subject to the conditions and in accordance with other provisions of this Agreement.

         "Conclusive" means that the calculation, determination or other matter referred to is presumed for all purposes to be true and correct and absolutely binding on the Borrowing Group except to the extent of manifest or obvious error (e.g. arithmetic error or misplacement of decimal points).

         "Consolidated" means on a consolidated basis for the Parent and all of its Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Net Income" for any period means the net income of the Borrowing Group for such period, determined on a Consolidated basis in accordance with GAAP.

         "Covenant Compliance Certificate" shall have the meaning given to such term in Section 6.06(ii).

         "Credit Exposure" means, as to the Bank in question, the aggregate at the time in question of (a) the unpaid principal of the Revolving Loans then owing to it plus (b) its ratable share of the undrawn balance of the LCs then outstanding plus (c) its ratable share of the amount of the Bank Guaranties then outstanding.

         "Credit Facility" is defined in the recitals of this Agreement.

         "Cryenco" means Cryenco Sciences, Inc., a Delaware corporation.

         "Cryenco Acquisition" means the acquisition by Greenville of all of the issued and outstanding shares of capital stock of Cryenco, pursuant to that certain Merger Agreement dated April 30, 1997.

         "Current Assets" means the net book value, as determined in accordance with GAAP, of all such assets after deducting applicable reserves, if any, and without consideration to any reappraisal or write-up of asset effected after March 31, 1997.

         "Current Liabilities" means all such Liabilities and includes (without limitation) (a) all accrued taxes and (b) all principal of any Funded Indebtedness (except the Outstanding Amount) maturing within twelve months of the date of determination.

         "Distribution" means any payment or distribution or transfer to, redemption, acquisition or purchase from, or exchange with (directly or indirectly), a Shareholder made in respect of his Equity Interest, of any property, including, without limitation, cash, whether or not the same shall be made from earnings of the Companies or a redemption of a Shareholder's Equity Interest, but, excluding in all cases, any of the foregoing made by a Subsidiary to the Parent or stock dividends or splits of the capital stock of the Parent.

         "Dollars" and "$" means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

         "Effective Date" means the date on which the Banks make an Advance or the election by the Borrowing Group of any Interest Option becomes effective.

         "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of human health or the environment, as now or may at any time be in effect.

         "Environmental Remediation" means the containment, remediation, clean-up, removal or other resolution of Hazardous Materials in respect of which any Company has any liability or obligation.

         "Equity Interests" means all capital stock and options, warrants and rights to acquire or convert to capital stock of any of the Companies.

         "Equity Offering" means any public offering or private placement of Equity Interests or the conversion of any other debt or equity security into Equity Interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, each as amended from time to time.

         "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) that would be aggregated with the Companies for any purpose relevant to ERISA or the Code relating to any Plan or Multi-Employer Plan.

         "Event of Default" shall have the meaning specified in Article X of this Credit Agreement.

         "Execution Date" means the date of this Credit Agreement first written above.

         "Exhibits" and "Schedules" means and refers collectively to the documents attached to this Credit Agreement and labeled as Exhibits or Schedules hereto.

         "Facilities" means the manufacturing, distribution, warehousing and engineering facilities of the Borrowing Group and, after the Closing Date, such additions, improvements and modifications thereto.

         "federal", "state", or "local" means and relates to the United States, its political division of states, and the respective political subdivisions and equivalents of such states.

         "Federal Funds Rate" means a fluctuating interest rate per annum, as in effect at the time in question, that is the rate determined by NCB to be the opening rate per annum paid or payable by it on the day in question in its regional market for federal funds purchased overnight from other banking institutions.

         "Fiscal Year" means a period consisting of four Quarters ending on December 31.

         "Fixed or Capital Assets" means and includes all assets which are defined or classified as fixed or capital assets in accordance with GAAP.

         "Fixed Charges" means the aggregate of (a) interest expense plus (b) current portion of Funded Indebtedness plus (c) Capital Expenditures plus (d) Distributions (other than Distributions consisting of purchases of common shares of Parent's capital stock for purposes of making contributions to the Companies' 401(k) Plans), all as determined in accordance with GAAP and on a Consolidated basis.

         "Fixed Charge Coverage Ratio" means the ratio of Cash Flow to Fixed Charges.

         "Four-Quarter Period" means a period of four consecutive Quarters, whether or not in the same Fiscal Year.

         "Funded Indebtedness" means Indebtedness for Borrowed Money of the person or entity in question which matures or which (including each renewal or extension, if any, in whole or in part) remains unpaid for more than twelve months after the date originally incurred and includes, without limitation (a) any Indebtedness for Borrowed Money (regardless of its maturity) if it is renewable or refundable in whole or in part solely at the option of that person or entity (in the absence of default) to a date more than one year after the date of determination, (b) any Capitalized Lease Obligation, (c) any Guarantee of Indebtedness for Borrowed Money owing by another person or entity and (d) any indebtedness secured by a security interest, mortgage or other lien encumbering any property owned or being acquired by the person or entity in question even if the full faith and credit of that person or entity is not pledged to the payment thereof; provided that in the case of any Indebtedness for Borrowed Money payable in installments or evidenced by serial notes or calling for sinking fund payments, those payments maturing within twelve months after the date of determination shall be considered a Current Liability rather than Funded Indebtedness for the purposes of Section 7.14 but shall be considered Funded Indebtedness for all other purposes.

         "GAAP" means generally accepted accounting principles as consistently applied in the United States from time to time.

         "Governmental Authority" shall have the meaning given to such term in
Section 5.03.

         "Guaranteed" or to "Guarantee" as applied to an obligation shall mean and include (a) a guarantee or guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit or (v) the supplying of funds to or investing in a Person on account of all or any part of such

Person's obligation under a Guarantee of any obligation or indemnifying or holding harmless, in any way such Person against any part or all of such obligation.

         "Guarantor" means one who pledges his credit or property in any manner for the payment or other performance of the Indebtedness for Borrowed Money, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a stand-by letter of credit or surety bond issued for the obligor's account, and surety, any co-maker, any endorser and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guaranty" means the obligation of a Guarantor.

         "Hazardous Material" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Indebtedness for Borrowed Money" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all borrowings under insurance policies, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price for property or services, except accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness for Borrowed Money of others secured by a Lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person and (vi) all Indebtedness for Borrowed Money of others Guaranteed by such Person.

         "Indemnified Liabilities" shall have the meaning given to it in
Section 12.01.

         "Intangibles" means any Assets which, in accordance with GAAP applied on a consistent basis, would be treated as intangible assets, including without limitation, such items as goodwill, trademarks, trade names, service marks, patents, licenses, rights with regard to any such items, unamortized debt discount, deferred charges and organization expenses.

         "Interest Option" means any one or more of the Base Rate or the Overall Libor Rate.

         "Investment" means any advance, extension of credit (excluding accounts receivable arising in the ordinary course of business and endorsements of negotiable instruments for collection in the ordinary course of business) or contribution of capital to any Person or purchase or other acquisition of the stock or any notes, debentures or other securities of, or any equity interest in, any other person.

         "LCs" means any letter of credit issued by NCB for the account of the Borrowing Group, each of which LCs being part of the Credit Exposure of each Bank.

         "Leverage Ratio" means the ratio of (A) Total Liabilities to (B) Net Worth.

         "Liabilities" as applied to the Companies, means:

                  (i) All items which in accordance with GAAP applied on a consistent basis would be included in determining total liabilities as shown on the liability side of a balance sheet of the Companies as of the date on which Liabilities are to be determined, regardless whether such items are recourse indebtedness or otherwise and, including, without limitation or duplication of the foregoing, obligations in respect of reimbursement for letters of credit issued, obligations in respect of funding obligations for any Plan or Multi-Employer Plan, obligations in respect of Environmental Remediation, and obligations in respect of deferred compensation; and

                  (ii) All liabilities of others within the meaning of (i) above which the Companies has directly or indirectly Guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, or in respect of which the Companies have entered into any agreement for the purchase or other acquisition of any product, materials, or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services.

         "Libor Margin" shall mean the number of basis points calculated based on the following performance grid (pricing is based on the higher of the rates resulting from independent application of the second and third columns and is adjusted quarterly as more fully described in Section 2.07):


                       Borrowed       Fixed Charge       LIBOR Plus      Letter of Credit
         Level           Debt/       Coverage Ratio    (basis points)      Pricing (%)
                       Net Worth
------------------------------------------------------------------------------------------

           1         less than or     greater than or
                     equal to 1.00    equal to 2.61        100               1.00
           2         1.01 to 1.35     2.16 to 2.60         125               1.25
           3         1.36 to 1.70     2.71 to 2.15         150               1.50
           4         1.71 to 2.00     1.26 to 1.70         175               1.50

         "Libor Rate" means, with respect to any Effective Date, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next highest 1/100 of 1%) by dividing (i) the rate of interest determined by the Agent three (3) Business Days prior to such Effective Date that it would have to pay on such Effective Date in the London inter-bank market for inter-bank deposits of United States Dollars with a maturity equal (or as nearly equal as possible) to the Libor Rate Period selected by the Borrowing Group and in an amount equal to such amount of the Revolving Loan on which interest will be determined by the Libor Rate by (ii) 1.00 minus for the day the rate of interest is determined by the Agent that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Banks in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the Libor Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Banks to United States residents). The Libor Rate will be increased by such amount as provided in
Section 2.09 to compensate the Banks for the changes in circumstances described in Section 2.09 and if such changes in circumstances are no longer applicable or are otherwise modified so that such increase is no longer required in whole or in part, then the Libor Rate will be decreased on an equivalent basis (in whole or in part), in each case, without duplication.

         "Libor Rate Period" means the period for which an Overall Libor Rate is in effect for the purpose of determining the rate of interest on all or any part of the Revolving Loan.

         "Lien" as applied to the property of any Person means: (a) any mortgage, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness for Borrowed Money in priority to the payment of the general, unsecured creditors of such Person; (c) any Liabilities which are unpaid more than 60 days after the same shall have become due and payable and which if unpaid would by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over general unsecured creditors of such Person; and (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent of any jurisdiction in respect of Indebtedness for Borrowed Money.

         "Loan Documents" means and includes this Credit Agreement and the Revolving Notes.

         "Majority of the Banks" means Banks which have committed not less than two-thirds (2/3), by amount, of the Commitments as set forth in Section 2.01.

         "Material Adverse Effect" means a materially adverse effect on the business, properties, operations or condition (financial or otherwise) of the Companies, on a Consolidated basis.

         "Maximum Guaranteed Amount" means, as to any of the Borrowing Group to the extent deemed to be a Guarantor under Section 3.02 of this Agreement, as of any date of determination thereof, the sum of (a) the aggregate amount of the Revolving Loans to any other member of the Borrowing Group, to the extent that the proceeds thereof are used to make a Valuable Transfer by such other member to such Guarantor plus (b) the greater of (i) 95% of the Adjusted Net Worth of such Guarantor at the date of the execution of this Agreement and (ii) 95% of the Adjusted Net Worth of such Guarantor at the earlier of (A) the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor and (B) the date enforcement hereunder is obtained and realized upon.

         "Multi-Employer Plan" shall have the meaning given to the term "multi-employer plan" in Section 5.13 hereof.

         "Net Proceeds" means, with respect to the sale or disposition of any asset, the total proceeds received in cash (from time to time, including, without limitation, any installment, rental or other deferred payments) upon such sale or disposition minus (i) any reasonable out-of-pocket expenses directly arising out of such sale or disposition and (ii) Taxes payable in respect of such proceeds.

         "Net Worth" means the amount equal to the sum of (i) Assets minus (ii) Liabilities, of the Companies on a Consolidated basis, as determined in accordance with GAAP.

         "Obligations" means:

                  (i) the payment of all principal of and interest owing or outstanding on any of the Revolving Notes or the Revolving Loan, including, without limitation, future advances made by the Banks which are or may be evidenced by said Revolving Notes, regardless of whether the Banks were obligated to make such advances;

                  (ii) the payment of all amounts from time to time owing to a Bank or the Agent under or in connection with this Credit Agreement or any of the Collateral Security Documents;

                  (iii) the payment by the Borrowing Group of all reasonable costs and expenses (including attorneys' fees) incurred by any of the Banks or the Agent in the collection of the Revolving Loan or any of the Revolving Notes or in the enforcement of their rights under this Credit Agreement or the other Loan Documents;

                  (iv) the payment by the Borrowing Group of all sums expended or advanced by a Bank or the Agent pursuant to the terms of this Credit Agreement, or any other Loan Document;

                  (v) the performance by the Borrowing Group of all its obligations under this Credit Agreement, the Revolving Notes and the other Loan Documents;

                  (vi) subject to the simultaneous or prior payment of the amounts described in clauses (i) through (v) above and only so long as any such amounts are unpaid, the payment of any and all other indebtedness (including principal, interest or fees, if any) of any kind or description now or hereafter owing by the Borrowing Group to a Bank, including, without limitation, overdrafts, amounts owing under other notes, bonds, debentures, letters of credit, interest rate protection arrangements or other evidences of indebtedness and contingent obligations.

         "Outstanding Amount" means the sum of (i) the outstanding unpaid principal of the Revolving Loan plus (ii) the outstanding stated amount of any LCs plus (iii) the amount of any Bank Guaranties then outstanding.

         "Overall Libor Rate" means the Libor Rate plus the Libor Margin.

         "Overall Libor Rate Indemnity" shall have the meaning specified in
Section 2.14 in respect of a Loan to the extent bearing interest at an Overall Libor Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

         "Permitted Capital Expenditures" means Capital Expenditures of the Borrowing Group not in excess of the amounts for the relevant period as set forth in Section 7.12.

         "Permitted Distributions" has the meaning given to such term in Section 7.09.

         "Permitted Exceptions" has the meaning given to such term in Section 7.02.

         "Permitted Indebtedness" has the meaning given to such term in Section 7.01.

         "Person" includes a corporation, an association, a partnership, an organization, a trust or business trust, an individual, a government or political subdivision thereof or a governmental agency or other entity.

         "Plan" means any pension plan which is covered by Title IV of ERISA in respect of which the Borrowing Group or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the pledge agreement of even date herewith executed and delivered by ALTEC and Chart Management pledging to the Agent for the ratable benefit of the Banks all of the issued shares of common stock of CHD, on terms and conditions acceptable to the Banks.

         "Possible Default" means an event or condition which, after notice or lapse of time, or both, would constitute an Event of Default.

         "Post-Default Rate" means a per annum rate of interest equal to two percent (2%) over the Base Rate.

         "Pretax Interest Coverage Ratio" means the ratio of (i) the sum of (a) net income plus (b) income taxes (whether federal, state or local) plus (c) interest expense to (ii) interest expense.

         "Quarter" means a period of three successive calendar months ending on March 31, June 30, September 30 or December 31.

         "Ratable" and "Ratably" mean in the proportion of the Commitments as set forth in Section 2.01.

         "Reference Rate" means, on any given date, either the Base Rate in effect for that day or a rate equal to one percent (1%) per annum plus the federal funds rate in effect for that day, whichever rate shall be the higher for that day.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, in each case where reporting requirements have not been waived and which event could or would give rise to the termination of any Plan, the appointment of a trustee for such Plan or otherwise impose any liability on the Companies, including, without limitation, as described in Department of Labor Regulations sections 2615.11, 2615.12 or 2615.15 through 2615.17.

         "Revolving Loan" shall have the meaning given to it in the recitals of this Agreement.

         "Revolving Notes" means the promissory notes executed by the Borrowing Group in favor of the Banks to evidence the Borrowing Group's indebtedness pursuant to the Credit Facility.

         "Revolving Period" shall have the meaning given to such term in Section 2.04.

         "Shareholder" means each Person owning or possessing any Equity Interest (or right to acquire an Equity Interest by warrant, option or otherwise).

         "Subsidiaries" means and includes any corporation, association, or other business entity, the majority (by number of votes) of the stock of any class or classes of which is at the time owned or controlled by the Parent or by any Subsidiary, if the holders of the stock of such class or classes (i) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of any contingency, or (ii) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Taxes" means all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

         "Total Liabilities" means the aggregate (without duplication) of all Liabilities of the Companies on a Consolidated basis, as determined in accordance with GAAP.

         "Unfunded Liability" means, with regard to any Plan, the excess of the present value of accrued benefits under the plan over the current value of the Plan's assets. Whenever this Agreement requires the amount of any Unfunded Liability to be determined, it shall be determined as of the beginning of the most recent Plan year on the final actuarial valuation prepared for the Plan for funding purposes.

         "Valuable Transfer" means, as to any member of the Borrowing Group, to the extent that deemed to be a Guarantor under Section 3.02 of this Agreement:
(a) all loans, advances or capital contributions made by any other member of the Borrowing Group to such Guarantor with proceeds of the Revolving Loans to such other member of the Borrowing Group, (b) all debt securities or other obligations of any Guarantor acquired by any other member of the Borrowing Group from such Guarantor with the proceeds of the Revolving Loan made to such other member of the Borrowing Group, (c) the fair market value of all property acquired by any other member of the Borrowing Group with proceeds of the Revolving Loans to such other member of the Borrowing Group and transferred, absolutely and not as collateral, to such Guarantor, (d) all equity securities of such Guarantor acquired by any other member of the Borrowing Group from such Guarantor with proceeds of the Revolving Loans to such other member and (e) the value of any quantifiable economic benefits not included in clauses (a) through
(d) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Guarantor from the other member or members of the Borrowing Group as a result of the Revolving Loans to such other member or members.

         "Wholly-owned Subsidiary" means any Subsidiary the stock of any class or classes of which is at the time owned and controlled solely by the Parent or other Company that is a Wholly-owned Subsidiary.

         Whenever any agreement, promissory note, intercreditor agreement, or other instrument or document is defined in this Credit Agreement, such definition shall be deemed to mean and include, from and after the date of an amendment, restatement, or modification thereof, such agreement, promissory note or other instrument or document as amended, restated or modified. To the extent that the plural of any term defined herein is not defined in this Credit Agreement, that usage of the plural in this Credit Agreement shall mean the plural of the singular term so defined and if the defined term is plural, usage of the singular of such term shall mean the singular thereof, in each case as the context so requires. The words "hereof", "herein" or similar words shall refer to this Credit Agreement and references to Sections or Articles shall mean Sections or Articles of this Credit Agreement.

         Section 1.02 ACCOUNTING TERMS. Any accounting terms used herein and not defined herein shall have the meaning ascribed to them by, and be determined in accordance with, GAAP. All computations made pursuant to this Agreement shall be made in accordance with GAAP consistently applied and all balance sheets and other financial statements shall be prepared in accordance with GAAP consistently applied except, with respect to interim financial statements, for normal recurring year-end adjustments.

                                   ARTICLE II
                                   ----------
                                 CREDIT FACILITY
                                 ---------------

         Section 2.01 AMOUNTS. The Banks hereby establish their respective several, but not joint, commitments (the "Commitments") in respect of the Credit Facility. The aggregate amount of the Commitments shall be FORTY FIVE MILLION DOLLARS ($45,000,000), less the face amount of any outstanding letters of credit and foreign bank guaranties, but that amount may be reduced from time to time pursuant to Section 2.02 and the Commitments may be terminated pursuant to
Article X. The amount of each Bank's Commitment (subject to such reduction or termination), and the proportion (expressed as a percentage) that it bears to all of the Commitments, is set forth opposite the Bank's name below, to-wit:

-------------------------------------------------------------------------------
                            $27,000,000         60%  National City Bank
                             18,000,000         40%  NBD Bank
                            -----------
                            $45,000,000        100%  Total
-------------------------------------------------------------------------------

         Section 2.02 REDUCTION. The Borrowing Group shall have the right at all times to permanently and irrevocably reduce the Commitments in whole or in part by giving written notice of the reduction to the Agent at least one (1) Business Day prior to the reduction, each such reduction to be equal to at least $1,000,000. Concurrently with each reduction, the Borrowing Group shall prepay the amount, if any, together with interest thereon, by which the Outstanding Amount exceeds the Commitments as so reduced. Each reduction shall be allocated ratably among the Commitments. Section 2.11 shall apply to each such prepayment.

         Section 2.03 SINGLE LOAN. The Outstanding Amount borrowed by the Borrowing Group from the Banks under the Commitments shall constitute a single loan from the Banks regardless of how many Advances have been borrowed, repaid or reborrowed or LCs or Bank Guaranties have been issued or are outstanding.

         Section 2.04 ADVANCES; LCS; REVOLVING PERIOD. The Borrowing Group may obtain (a) Advances in respect of the Revolving Loan from the Banks or (b) LCs from NCB or (c) Bank Guaranties from a foreign branch of NBD during a period (the "Revolving Period") commencing as of the Closing Date until (i) the termination of the Commitments pursuant to any provision hereof or (ii) May 31, 2000, whichever shall first occur, whereupon the Commitments shall be terminated and no longer be in effect. Each Advance shall be in an amount of not less than $1,000,000, or multiples of $500,000 in excess thereof. For purposes of satisfying requirements for minimum amounts in this Agreement, the aggregate amount thereof (as opposed to any particular amount forwarded to any member of the Borrowing Group by the Parent as agent for the Borrowing Group) shall be used. The Borrowing Group shall give the Agent notice on or before 12:00 noon Cleveland time on the date of an Advance, subject to Section 2.08. Subject to the other provisions hereof, during the Revolving Period, Advances may be borrowed, repaid (in accordance with Section 2.12) and reborrowed so long as the Outstanding Amount outstanding at any one time does not exceed the Commitments.

         Section 2.05 INTEREST ON THE REVOLVING LOAN. The Borrowing Group shall pay interest on the Revolving Loan at the rate per annum determined on the basis of either the (i) Base Rate and/or (ii) the Overall Libor Rate, as applicable in accordance with the other provisions of this Agreement (the "Available Rates").

         Section 2.06 ELECTION OF BASE RATE FOR REVOLVING LOAN. The minimum principal amount of the Revolving Loan initially upon which interest may be determined on the Base Rate shall be $1,000,000 and in multiples of $500,000 in excess thereof.

         Section 2.07 ELECTION OF OVERALL LIBOR RATE FOR REVOLVING LOAN. (i) Subject to the terms and conditions stated in this Section 2.07 and otherwise in this Article II, the Borrowing Group may elect to have interest on all or part of the outstanding principal of that portion of the Revolving Loan to be determined on the basis of an Overall Libor Rate applicable to the Revolving Loan. Changes in the Overall Libor Rate based upon changes in the Libor Margin shall become effective on each April 1, June 1, September 1 or December 1 (the "Overall Libor Rate Change Dates") first following (by at least two (2) Business
Days) the delivery to the Agent pursuant to Section 6.06(i) or (ii) of the financial statements of the Borrowing Group including, without limitation, the Covenant Compliance Certificate (as defined in Section 6.06(ii) (z)), demonstrating the computation of the Borrowing Group's Borrowed Debt/Net Worth and the Fixed Charge Coverage Ratio (determined on an annualized basis by using the amount of Cash Flow and Fixed Charges for the Quarter most recently concluded multiplied by four (4)), provided that the Fixed Charge Coverage Ratio applicable as of each April 1, shall be determined using the actual Cash Flow and Fixed Charges for the Borrowing Group's most recently concluded fiscal year. In the event that the Borrowing Group fails to provide the Agent with a Covenant Compliance Certificate within at least two business days before the Overall Libor Rate Change Dates then the Agent may adjust the Overall Libor Rate based on what it determines to be the Borrowing Group's Borrowed Debt/Net Worth and the Fixed Charge Coverage Ratio, all as determined in the Agent's sole discretion ("the Discretional Libor Rate"). Once the Agent has received the financial statements of the Borrowing Group, including, without limitation, the Covenant Compliance Certificate, and can determine the actual change in the Overall Libor Rate based upon changes reflected in such financial statements (the "Actual Overall Libor Rate") then the Overall Libor Rate shall be adjusted to the Actual Overall Libor Rate. In the event that the Actual Overall Libor Rate is lower than the Discretional Overall Libor Rate the Borrowing Group shall not be entitled to any refund based on the difference in the two rates. In the event that the Actual Overall Libor Rate is higher than the Discretional Overall Libor Rate then the Borrowing Group shall immediately pay to the Agent the difference in the two interest rates for the period that any Advances were outstanding under the Discretional Overall Libor Rate. In no event shall more than eight (8) Overall Libor Rates be in effect for the Revolving Loan at any time. If no election is made by the Borrowing Group as to the Interest Option for determination of interest on any part of the outstanding principal amount of the Revolving Loan, interest thereon will be determined at the Base Rate.

         (ii) The minimum principal amount of the Revolving Loan initially upon which interest may be determined on an Overall Libor Rate shall be $1,000,000.00 and in multiples of $500,000 in excess thereof or such lower amount such that any Borrowing will result in the Bank with the smallest Commitment having at least a Loan of $1,000,000. The Libor Rate Periods which the Borrowing Group may elect for interest to be determined on an Overall Libor Rate are approximately one month, two months, three months, or six months. No Libor Rate Period shall end on a date after the maturity date of the Revolving Loan for which an Overall Libor Rate is in effect. The Borrowing Group shall have no right to elect the use of an Overall Libor Rate if any Event of Default or Possible Default shall exist at the time of election or immediately upon the effectiveness thereof.

         (iii) Each election of an Overall Libor Rate shall be made by written or telephonic notice (if telephonic, then promptly confirmed in writing) to the Agent received by it not later than 11:00 a.m. Cleveland time three (3) Business Days before the date the Borrowing Group desires to select as the Effective Date for such Overall Libor Rate. The Borrowing Group, by giving a notice of election, expressly accepts the particular Overall Libor Rate elected regardless of any change in financial conditions or markets that may have affected such Overall Libor Rate after the giving of notice but prior to the Effective Date thereof. Each notice of election shall specify the principal amount of such Revolving Loan to which such Overall Libor Rate is applicable and the period for which such Overall Libor Rate shall be effective.

         (iv) The Borrowing Group acknowledges and agrees that as of the date hereof the Libor Margin is one hundred twenty five (125) basis points (Level 2 in the performance grid).

         Section 2.08 NOTICE. The Agent shall give the Borrowing Group and the Banks prompt notice of any Overall Libor Rate applicable to the Revolving Loan. In making interest payments, the Borrowing Group shall be entitled to rely upon the most recent such notice received by it; provided that if any interest payment shall be made in the wrong amount by reason of the Borrowing Group's failure to receive a timely notice for any reason or by reason of any error in computation, the difference between the correct amount and the erroneous amount shall be promptly paid by the Borrowing Group or promptly refunded to the Borrowing Group (in either case with interest based on the amount of the difference and computed at the rate or rates applicable to the principal in question), whichever is applicable.

         Section 2.09 LIMITS ON OVERALL LIBOR RATE ELECTIONS. The right of the Borrowing Group to elect the use of an Overall Libor Rate for the purposes of determining interest on the Revolving Loan shall at all times be subject to the following:

                  (I) availability of funding or its functional equivalent to the Banks to allow the election of such Overall Libor Rate;

                  (II) that the basis for determining such Overall Libor Rate will adequately and fairly reflect the cost to the Banks of maintaining or funding the Overall Libor Rate so elected; and

                  (III) the Banks do not reasonably believe that it is prohibited from or otherwise restricted by applicable law or regulatory requirement in allowing the Banks to elect such Overall Libor Rate.

         Section 2.10 COMPENSATION; ILLEGALITY. (a) If, after the date hereof, there shall be introduced or changed any treaty, statute, law, regulation or other governmental requirement, or there shall be any change in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof, or there shall be made any request from any central bank or other lawful governmental authority having jurisdiction over a Bank, this Credit Agreement, the Revolving Loan or the Revolving Notes, which introduction, change or compliance shall, upon becoming effective, (i) impose, modify or deem applicable any reserve or special deposit or other requirements against assets held by or deposits in or loans by a Bank or (ii) subject a Bank to any tax, duty, fee, deduction or withholding or (iii) change the basis of taxation of payments due from the Borrowing Group (otherwise than by a change in taxation of the overall net income of the Banks) or (iv) impose on a Bank any penalty in respect of any maintaining any Revolving Loan, and any such event increases the cost to a Bank to maintain a Revolving Loan or reduces the amount of principal or interest received by a Bank in respect of this Credit Agreement or any Revolving Loan, then upon such Bank's demand, the Borrowing Group shall pay to such Bank from time to time such additional amounts as will compensate and reimburse such Bank for such increased cost or reduced amount. Each demand for compensation shall be accompanied by such Bank's certificate setting forth in reasonable detail the amount to be paid by the Borrowing Group and the computations used in determining the amount, which certificate shall be Conclusive. In determining any such amount, a Bank may use any reasonable averaging and attribution methods.

         (b) In the event that any applicable law treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to a Bank or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by a Bank with any guideline, request or directive of any such authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by a Bank or any corporation controlling a Bank, as the case may be, and such Bank determines that the amount of such capital is increased by or based upon the existence of a Bank's obligations under this Agreement and such increase has the effect of reducing the rate of return on a Bank's or such controlling corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling corporation could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then the Borrowing Group shall pay to such Bank, from time to time, upon request by such Bank additional amounts sufficient to compensate such Bank for any increase in the amount of capital and reduced rate of return which such Bank reasonably determine to be allocable to the existence of such Bank's obligations hereunder.

         (c) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Banks, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Banks with any guideline, request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, shall make it unlawful for the Banks to maintain or offer a Revolving Loan under this Credit Agreement, the Banks may, upon the occurrence of such an event, refuse to offer any Revolving Loan to the Borrowing Group or to maintain any Revolving Loan and, in the event that the part of the Revolving Loan that it is unlawful to maintain are only that part of the Revolving Loan bearing interest at an Overall Libor Rate, the Borrowing Group may convert such part of the Revolving Loan to bear interest at the Overall Base Rate subject to the provisions of Section 2.13.

         Section 2.11 INTEREST PAYMENT DATES. Interest on the Revolving Loan that is being determined by an Overall Libor Rate shall be paid in arrears to the Agent for the ratable benefit of the Banks at the end of each Libor Rate Period, except that for any Libor Rate Period in excess of three months, interest shall be paid at the end of three months and the end of the Libor Rate Period. If any Libor Rate Period for an Overall Libor Rate would end on a date that is not a Business Day then such Libor Rate Period shall end on the next succeeding Business Day unless such next succeeding Business Day would occur in the next succeeding calendar month in which case the Libor Rate Period will end on the immediately preceding Business Day. Interest on the Revolving Loan that is being determined on the Base Rate shall be paid in arrears to the Agent for the ratable benefit of the Banks on the last day of Quarter or the next succeeding Business Day if such date is not a Business Day, prior to the payment in full of the Revolving Loan. All unpaid and accrued interest shall be due and payable on the respective final maturity or acceleration of the Revolving Loan.

         Section 2.12 VOLUNTARY PREPAYMENTS. Subject to the provisions contained in this Section 2.12, the Borrowing Group, at its option, may prepay without premium or penalty all or any part of the Revolving Loan upon which interest is being determined at Base Rate. Upon any prepayment of part of any Revolving Loan upon which interest is being determined in accordance with an Overall Libor Rate, the Borrowing Group will pay to the Agent for the ratable benefit of the Banks the Overall Libor Rate Indemnity. The Borrowing Group shall give the Agent notice on or before 1:00 p.m. Cleveland time not less than one (1) Business Day prior to any voluntary prepayment of the Revolving Loan. Any notice of payment or payment made after 1:00 p.m. Cleveland time will be deemed made as of the next following Business Day.

         Section 2.13 APPLICATION OF PAYMENTS TO REVOLVING LOAN. The payments of principal required on the Revolving Loan will be applied in the following order of priority:

                  (A) to each principal amount of such Revolving Loan upon which interest is determined in accordance with an Overall Libor Rate having a Libor Rate Period ending on the date such payment of principal is due;

                  (B) to each principal amount of the Revolving Loan upon which interest is being determined in accordance with the Base Rate; and

                  (C) lastly, any remaining amount shall be applied as a prepayment to the principal amounts of the Revolving Loan upon which interest is being determined in accordance with an Overall Libor Rate that is in excess of the amounts specified in clause (A) above.

         Section 2.14 OVERALL LIBOR RATE INDEMNITY. The Borrowing Group shall jointly and severally compensate and pay to the Agent for the benefit of the Banks for any costs and expenses (whether internal or external) (an "Overall Libor Rate Indemnity"), as determined by the Banks in their sole discretion (including, without limitation, loss of profit, any interest paid by the Banks to lenders of funds borrowed by it to fund and carry the portion of the Revolving Loan upon which interest is being determined on an Overall Libor Rate and any loss sustained by the Banks in connection with the reemployment of such funds), which the Banks may sustain if: (1) any payment or prepayment of that portion of the Revolving Loan bearing interest at the Overall Libor Rate (including, without limitation, as a consequence of any conversion of a Revolving Loan bearing interest at an Overall Libor Rate to a Revolving Loan bearing interest at an Overall Base Rate or any Event of Default or Possible Default under this Agreement) occurs on a date which is not the last day of a Libor Rate Period applicable thereto or (2) any repayment is not made on any date specified in a notice of repayment given by the Borrowing Group.

         Section 2.15 INTEREST CALCULATIONS. All of the interest payable on the Revolving Loan shall be computed on a 360-day-per-year basis for the actual number of days elapsed. All payments to be made by the Borrowing Group under this Credit Agreement and the Revolving Notes shall be made in immediately available funds by 1:00 p.m., Cleveland time, to the Agent for the ratable benefit of the Banks and any payment received after such time shall be deemed received on the next following Business Day. Except as set forth in Section 2.11 above, whenever any payment under this Credit Agreement and the Revolving Notes shall be due on any day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the due date for any such payment is so extended or extended for any other reason, including operation of law, or any payment is received after a due date, interest shall accrue and be payable on demand for such extended time.

         Section 2.16 LATE CHARGE; POST-DEFAULT RATE. In the event that any payment of principal or interest on the Revolving Loan is not paid on the date due (including any applicable grace period), the Borrowing Group agrees to pay a late charge of $500. After the occurrence and during the continuance of any Event of Default, the Revolving Loan shall bear interest at a rate equal to the Post-Default Rate from and after the date of such Event of Default, which interest shall be due on demand but paid not less frequently than monthly on the first day of each calendar month.

         Section 2.17 COMMITMENT FEE. The Borrowing Group shall pay to the Agent for the ratable benefit of the Banks a commitment fee for the Commitments as follows:

                  (i) the commitment fee will be based upon the average daily difference between (A) the Outstanding Amount and (B) the Commitments in effect;

                  (ii) the commitment fee will be computed at the rate of 3/8 of 1% per annum (computed on the basis of a 360 day year and the actual number of days elapsed); and

                  (iii) the commitment fee will be paid quarterly in arrears commencing on September 30, 1997, thereafter on the last day of each Quarter and on the termination of the Commitments.

         Section 2.18 REPAYMENT OF THE REVOLVING LOAN; THE REVOLVING NOTES. The unpaid principal balance of the Revolving Loan shall be due and payable on the last day of the Revolving Period but in any event no later than on June 30, 2000. In addition, at any time and from time to time, the Borrowing Group shall no later than the next following Business Day repay the Revolving Loan to the extent that the Outstanding Amount exceeds the Commitment. The joint and several obligation of the Borrowing Group to pay the principal of and interest on the Revolving Loan ratably to the Banks shall also be evidenced by the Revolving Notes to be issued to the Banks and which shall be dated the Execution Date. The unpaid principal balance of and interest accrued on the Revolving Loan shall be determined by the ledgers and records of the Banks as accurately maintained in accordance with the Banks' ordinary practices to reflect Advances and under this Credit Agreement and shall be Conclusive.

         Section 2.19  LETTERS OF CREDIT.

          (a) The Agent agrees that so long as all of the Commitments remain in effect, the Agent will, in NCB's name but only as Agent for the Banks, issue such letters of credit (each, an "LC") for the account of the Borrowing Group or any subsidiary of the Borrowing Group, all as the Parent may from time to time request subject, however, to the conditions of this Agreement.

         (b) NBD agrees that so long as (i) all of the Commitments remain in effect, and (ii) NBD has an affiliate(s) which issues Bank Guaranties, NBD's affiliate will in NBD's name, issue such Bank Guaranties for the account of PSI if PSI may from time to time request subject, however, to the conditions of this Agreement.

         Section 2.20 RATABLE PARTICIPATION IN LCS. Each issuance of a LC or a Bank Guaranty shall, of itself, confer upon each Bank the benefits and liabilities of a participation constituting an undivided interest in the LC or Bank Guaranty to the extent of that Bank's ratable share.

         Section 2.21  MAXIMUM.

                  (a) The Agent shall not issue any LC if, after giving effect thereto,

                           (i) the aggregate undrawn balance of all then
                  outstanding LCs and Bank Guaranties would exceed Fifteen Million Dollars ($15,000,000) or

                           (ii) the aggregate unpaid principal of the Revolving
                  Loans plus the aggregate undrawn balance of all then outstanding LCs and Bank Guaranties would exceed the aggregate Credit Exposure of all the Banks.

                  (b) NBD's affiliate shall not issue any Bank Guaranty if, after giving effect thereto:

                           (x) the aggregate undrawn balance of all then
                  outstanding LCs and Bank Guaranties would exceed Fifteen Million Dollars ($15,000,000) or

                           (y) the aggregate unpaid principal of the Revolving
                  Loans plus the aggregate undrawn balance of all then outstanding LCs and Bank Guaranties would exceed the aggregate Credit Exposure of all Banks.

         Section 2.22 TERM. No LC shall permit any draft to be drawn thereunder on a date that is later than one (1) year after the date of the LC nor later than the third (3rd) banking day immediately preceding the end of the Revolving Period. No Bank Guaranty shall expire on the date that is later than one (1) year after the date of that Bank Guaranty or later than the third (3rd) banking day immediately preceding the end of the Revolving Period.

         Section 2.23 FORM. Each LC shall be issued in such form as Agent may reasonably require and may be either

                  (a) a commercial letter of credit issued for the importation of goods in the ordinary course of the Borrowing Group's businesses; or

                  (b) a standby letter of credit issued for general corporate purposes in the ordinary course of business.

         Each Bank Guaranty shall be issued in substantially the form of
Schedule 2.23 hereto, with the blanks appropriately filled.

         Section 2.24 FEES. The Borrowing Group agrees, in respect of each LC and the drafts thereunder, (whether issued for the account of the Borrowing Group or a subsidiary), to pay NCB for NCB's sole account such issuance, amendment, negotiation, draw, acceptance, telex and similar transactional fees as are generally charged by NCB under its standard fee schedule as in effect from time to time. The Borrowing Group agrees, in respect of each Bank Guaranty issued on behalf of PSI, to pay NBD or its affiliate for NBD's or such affiliate's sole account such issuance, amendment, negotiation, telex and similar transactional fees as are generally charged by NBD or its affiliate for Bank Guaranties.

         Section 2.25  COMMISSIONS.  The Borrowing Group agrees to pay:

                  (a) to the Agent, in respect of each LC and the drafts thereunder (whether issued for the account of the Borrowing Group or a Subsidiary), for the ratable accounts of the Banks a commission which, shall be based on the daily undrawn balance thereof, shall be computed at the rate set forth in the performance grid contained in the definition of Libor Margin, and shall be paid in arrears on the last day of each Quarter and shall be non-refundable, and

                  (b) to NBD or its affiliate, in respect of each Bank Guaranty, for the ratable account of the Banks, a commission which shall be based on the daily undrawn balance thereof, shall be computed at the rate set forth in the perormance grid contained in the definition of Libor Margin, and shall be paid in arrears on the last day of each Quarter and shall be non-refundable. Such commission shall be payable in Dollars or their equivalent as determined by NBD (or its affiliate) based on the exchange rate then in effect.

         Each of the Agent and NBD shall provide to each Bank within two Business Days after each payment of commissions that Bank's ratable share of commissions received by the Agent in respect of LCs or NBD in respect of Bank Guaranties during the Quarter then ending.

         Section 2.26 REIMBURSEMENT. The Borrowing Group agrees that whenever the Agent pays any draft or other item pursuant to or otherwise in respect of any LC and whenever NBD pays any amount pursuant to or otherwise in respect of any Bank Guaranty, the Borrowing Group will reimburse the Agent or NBD, as applicable, for the amount so paid immediately upon demand. In the event that any such reimbursement is not made, then the Borrowing Group shall be deemed to have made a Borrowing of a Revolving Loan in a principal amount equal to the amount to be reimbursed, all subject to the terms and conditions of this Agreement, except that a Borrowing made under this Section shall be made even if an Event of Default or Possible Default shall then exist or immediately thereafter exist. The Agent shall immediately disburse the proceeds of such Borrowing to the Agent or NBD as applicable, to satisfy the aforesaid reimbursement liability.

         Section 2.27 FOREIGN CURRENCIES. Whenever a LC or Bank Guaranty is denominated in any currency other than dollars, the provisions of this Section
2.27 shall apply:

                  (a) The fees and commissions referred to in Sections 2.24 and
         2.25 shall be based on the dollar equivalent of the foreign currency on the date of payment and shall be paid in dollars.

                  (b) The reimbursements referred to in subsection 2.25 shall be made in the dollar equivalent of the foreign currency as determined on the date of payment.

                  (c) The dollar equivalent of all outstanding LCs and Bank Guaranties denominated in any currency other than dollars shall be determined for purposes of this paragraph as of the first banking day of each month. If, after giving effect to that determination, the limits set forth in Section 2.21 shall be exceeded, the Borrowing Group shall, in the case of a violation of subsections (a)(ii) and (b)(z) of
         Section 2.21, immediately reduce the aggregate Credit Exposure of the Banks first by making a prepayment in respect of the Revolving Loan in an aggregate principal amount equal to that excess (or, if the then aggregate principal balance of the Revolving Loan is less than the excess, equal to that aggregate principal balance); and if the sum of the aggregate Credit Exposure shall still be in excess of the aggregate amount of the subject Commitments, or in the case of a violation of subsection (a)(i), (b)(x) or (b)(y) of Section 2.21, the Borrowing Group shall, immediately upon the demand of the Agent or NBD, as applicable, deposit with the party making the demand, as security for the Borrowing Group's obligation to reimburse the Agent or NBD and the Banks in respect of any LCs and Bank Guaranties then outstanding, cash or Acceptable Marketable Securities having a fair cash value equal to the amount by which the sum of the aggregate undrawn balance of any then outstanding LCs and Bank Guaranties exceeds the limits in Section 2.21.

         Section 2.28  PURPOSE OF THE REVOLVING LOAN.

                  (i) The proceeds of the Revolving Loan and LCs shall be used by the Borrowing Group to finance the Cryenco Acquisition, to refinance existing indebtedness and for working capital and general corporate purposes in accordance with the provisions of this Credit Agreement. The proceeds of the Bank Guaranties shall be used by PSI for working capital and general corporate purposes in accordance with the provisions of this Credit Agreement.

                  (ii) Each of the Borrowing Group hereby acknowledges that it has equal and unrestricted right to obtain proceeds of the Revolving Loan and/or LCs for its purposes as set forth in paragraph (i) of this
         Section 2.28. The fact that the Parent will act in its capacity as representative of all of the members of the Borrowing Group to request from the Agent an Advance and/or an LC is merely administrative in nature.

         Section 2.29 EVENT OF DEFAULT OR POSSIBLE DEFAULT. The Borrowing Group shall not be entitled to obtain the any Advances, LC or Bank Guaranty, or elect an Overall Libor Rate if, at the time of so obtaining or requesting such Advance, LC or Bank Guaranty or electing any Overall Libor Rate, any Event of Default or Possible Default shall then exist or immediately thereafter exist. Receipt by the Borrowing Group of any Advances, LC or Bank Guaranty, or election by the Borrowing Group of an Overall Libor Rate shall, each in and of itself, constitute a continuing representation and warranty by the Borrowing Group that the representations and warranties in Article IV continue (except to the extent given as of and limited to a specific date) to be accurate in all material respects and that the Borrowing Group then is entitled under this Credit Agreement to obtain the Advances, LC or Bank Guaranty or elect an Overall Libor Rate, as the case may be.

         Section 2.30  AGENT FEES.   The Borrowing Group shall pay to the Agent
an annual
agent fee stated in a separate letter agreement between the Agent and the Borrowing Group, which fee is payable at closing and each June 30th thereafter.

                                   ARTICLE III
                                   -----------
                              INTERCOMPANY MATTERS
                              --------------------

         Section 3.01 APPOINTMENT OF PARENT AS AGENT. Each of the Borrowing Group, jointly and severally, hereby appoints the Parent as their respective agent for the purpose of giving and receiving notice relating to this Agreement, to receive the proceeds of any Advance, making any election of any Overall Libor Rate, to request the issuance of an LC and to do other things that any of the Borrowing Group may do under this Agreement. All references to the Parent in this Agreement when the context so indicates that it is acting as agent for itself and the Borrowing Group shall be deemed to be a reference to all of the Borrowing Group. All of the Borrowing Group, jointly and severally, agree that each shall be bound and obligated by the acts of the Parent with respect to the exercise of the functions set forth in this Section 3.01 and hereby confirm and ratify any such acts the Parent shall make in such capacity. No revocation or modification of the foregoing appointment of the Parent as such agent for the Borrowing Group, the revocation or acceptance of such appointment by the Parent and the effect thereof, shall be effective as to the Banks without the prior written consent of the Majority of the Banks thereto. Unless and until the Agent accepts the revocation or modification of the foregoing appointment of the Parent, the individual members of the Borrowing Group may not, except through the Parent as their agent, perform or exercise any of the functions for which the agency is created pursuant to this Section 3.01.

         Section 3.02  INTERCOMPANY GUARANTY.

         a) Each of the Borrowing Group hereby unconditionally and irrevocably, jointly and severally guarantees to the Banks (a) the due and punctual payment of each of the obligations of the other members of the Borrowing Group to the Bank, including, but not limited to, the due and punctual payment of all Obligations and of all other sums now or hereafter owed by any Borrower to the Bank under this Agreement or any of the Loan Documents (whether by acceleration or otherwise) and according to the terms hereof and thereof (the foregoing to be collectively referred to as the "Guaranteed Obligations"); PROVIDED, HOWEVER that the maximum amount of the Guaranteed Obligations of any of the Borrowing Group under this Section 3.02(a) shall not at any time exceed the Maximum Guaranteed Amount in respect of such member of the Borrowing Group.

         b) The Obligations of the Borrowing Group under this Section 3.02 shall be joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Revolving Loan under this Agreement or any Loan Document by operation of law or otherwise; (b) any modification or amendment of or supplement to this Agreement or any other Loan Document; (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for the Guaranteed Obligations of any of the Borrowing Group (d) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Borrowing Group or its assets or any resulting release or discharge of any of the Guaranteed Obligations of any of the Borrowing Group, the Banks or any other Person, whether or not arising in connection with this Agreement or other Loan Document; PROVIDED, HOWEVER, that nothing shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (f) any invalidity or unenforceability relating to or against any of the Borrowing Group for any reason, of this Agreement or any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any of the Borrowing Group under this Agreement or any other Loan Document; or (g) to the extent permitted by applicable law, any other act or omission to act or delay of any kind by any of the Borrowing Group, the Bank(s) or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Obligations of any of the Borrowing Group under this Section 3.02.

         (c) Each of the Borrowing Group's Obligations under this Section 3.02 shall remain in full force and effect until all Commitments hereunder are terminated and Revolving Loans and all amounts payable by any of the Borrowing Group under this Agreement or any other Loan Document shall have been paid in full. If at any time any payment of any amount payable by any of the Borrowing Group under this Section 3.02 of this Agreement, any other section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowing Group or otherwise, the obligations of the other members of the Borrowing Group under this Section 3.02 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 3.02(c) shall survive the termination of this Agreement and the payment in full of all amounts payable under the Revolving Notes and in respect of this Agreement or other Loan Document.

         (d) No member of the Borrowing Group shall have any right of subrogation, reimbursement or contribution and each member hereby waives any right to enforce any remedy which the Banks now have or may hereafter have against any of the Borrowing Group, any endorser or any other guarantor, of all or any part of the Guaranteed Obligations, and each of the Borrowing Group hereby waives any benefit of, and any right to participate in, any security or collateral given to the Banks to secure payment of the Guaranteed Obligations or any other liability of any other Borrowing Group to the Banks. Each member of the Borrowing Group also waives all setoffs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. Each member of the Borrowing Group further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to any other member of the Borrowing Group or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to the Banks to secure payment of the Guaranteed Obligations.

         (e) If acceleration of the time for payment of any amount payable by any of the Borrowing Group under this Agreement or other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowing Group all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other members of the Borrowing Group hereunder forthwith on demand by the Banks.

         Section 3.03 FURTHER ASSURANCES. Each Company in the Borrowing Group agrees to execute and deliver such additional agreements, documents and instruments as may be reasonably required to evidence their agreement pursuant to this Article III. This Article III is intended for the respective benefit of each Company in the Borrowing Group.

                                   ARTICLE IV
                                   ----------
              REPRESENTATIONS AND WARRANTIES OF THE BORROWING GROUP
              -----------------------------------------------------

         Each member of the Borrowing Group for itself and CHD represents and warrants to the Banks and the Agent as follows:

         Section 4.01 ORGANIZATION OF THE COMPANIES; BUSINESS AND PROPERTY; CHD. Each of the Companies is duly organized and validly existing corporations in good standing under the laws of the states set forth in Schedule 4.01. Each of the Companies has all requisite corporate power and authority to execute and deliver the Loan Documents executed or to be executed by it and to carry out the provisions thereof. each of the Companies has full corporate power, authority, and legal right to own and operate its respective properties and to carry on the business in which it engages and intend to engage. Each of the Companies is qualified or otherwise entitled to do business and is in good standing in the states set forth in Schedule 4.01 and no qualification is required in any other jurisdiction by reason of the Companies's business, activities, or ownership of property, other than such jurisdictions in which the failure to qualify would not have a Material Adverse Effect. CHD is exempt from Delaware corporation income tax by operation of Title 30 Delaware Code section 1902(b)(8).

         Attached hereto as SCHEDULE 4.01 is a true and correct summary, as of the date hereof, of the capital structure, including all capital stock and Indebtedness for Borrowed Money (excluding the Revolving Loan) of the Companies, which lists in Part I, each person owning or holding any Equity Interest in excess of five percent (5%) and, lists in Part II, each Person (other than the Banks) owning or holding any evidence of Indebtedness for Borrowed Money of the Companies. Part I of SCHEDULE 4.01 shows the number of shares of preferred or common stock which each Person holding Equity Interests in excess of five percent (5%) owns or is entitled to own, the class thereof and the percentage interest of such class and Part II of SCHEDULE 4.01 shows the face amount of each evidence of Indebtedness for Borrowed Money, and the stated maturity thereof.

         Section 4.02 AUTHORIZATION; VALIDITY. The Borrowing Group have taken all corporate action necessary to authorize the execution, delivery and performance by it of the Loan Documents executed and to be executed by it. This Credit Agreement is, and each of the other Loan Documents when executed and delivered will be, legal, valid and binding upon the Borrowing Group and enforceable against the Borrowing Group in accordance with their respective terms. No consent, approval, or authorization of, or registration or declaration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrowing Group of any of the Loan Documents other than such as have been obtained and copies of which have been furnished to the Banks.

         Section 4.03 PERMITS. Each of the Companies has all permits, licenses or authorizations from all federal, state or local governmental authority (a "Governmental Authority") necessary to operate the Facilities and no default exists under any such permit, license or authorization, which, either the failure of the Companies to have or the default under, would have a Material Adverse Effect. None of the Companies is subject to any outstanding or, to the knowledge of the Borrowing Group, threatened citation by any Governmental Authority which would have a Material Adverse Effect.

         Section 4.04 FINANCIAL STATEMENTS. The Consolidated balance sheet of the Parent as of March 31, 1997 and the consolidating balance sheets of the Companies as of March 31, 1997 and the related statements of revenues and expenses and changes in financial position for the periods then ended and the auditors' reports with respect to the fiscal year ended December 31, 1996, copies of which have heretofore been furnished to the Banks, are complete and correct and fairly present the consolidated financial condition, changes in financial position and results of operations of the Companies at such dates and for such period, and were prepared in accordance with GAAP.

         Section 4.05 FINANCIAL CONDITION AT DATE OF CREDIT AGREEMENT. Except for Liabilities created pursuant to this Credit Agreement and for the Cryenco Acquisition, as of the Closing Date, the Companies have no material amount of Liabilities, contingent or otherwise, whether or not required to be reflected in accordance with GAAP, which are not reflected in the Balance Sheets, nor any outstanding or existing commitments for the purchase of land, buildings, equipment, materials, or supplies, or any contracts for services except for those made in the ordinary course of business.

         Section 4.06 NO ADVERSE CHANGES. Since March 31, 1997, there has been no Material Adverse Effect in the condition, financial or otherwise, of the Companies, and the business, operations, and properties, including the Facilities, of any of the Companies have not been substantially and adversely affected in any way as a result of any fire, explosion, earthquake, accident, labor disturbance, requisition or taking of property by any governmental authority, flood, riot, or act of God except where no Material Adverse Effect resulted therefrom.

         Section 4.07 TITLE TO PROPERTIES; PATENTS, TRADE MARKS, ETC. Each of the Companies have good and marketable title to the Facilities and all of their respective properties and assets. There are no Liens of any nature whatsoever on any of the properties or assets of any of the Companies other than Permitted Exceptions. Each of the Companies own or possess all the patents, trademarks, service marks, trade names, copyrights, and licenses and rights with respect to the foregoing necessary for the conduct of its business as it is now conducted, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted and the failure of which to own or possess would have a Material Adverse Effect.

         Section 4.08 LITIGATION. There are no outstanding judgments against, or actions, suits or proceedings pending, or to the best knowledge of the Borrowing Group, threatened against or affecting any of the Companies, at law or in equity or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, which, if adversely determined, involves the possibility of any judgment or liability not fully covered by insurance or which may result in any Material Adverse Effect.

         Section 4.09 LIABILITIES. None of the Companies have any outstanding Liabilities other than as expressly permitted pursuant to this Agreement.

         Section 4.10 COMPLIANCE WITH OTHER INSTRUMENTS. None of the Companies is in material default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in (i) any evidence of Indebtedness for Borrowed Money, or (ii) any agreement, document, lease or other instrument which a default under, violation of which or a failure to perform on the part of the Companies would have a Material Adverse Effect. Neither the execution and delivery of this Credit Agreement or the other Loan Documents, nor the consummation of the transactions contemplated thereby, nor will compliance with the terms and provisions thereof violate the provisions of any applicable law or of any material applicable order or regulations of any governmental authority having jurisdiction of the parties (excluding the Banks) to this Credit Agreement or the other Loan Documents, or, except where no Material Adverse Effect would result therefrom, conflict with or result in a breach of any agreement or instrument to which any of the Companies is now a party, or, except where no Material Adverse Effect would result therefrom, will constitute a default thereunder, or will result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Companies except in favor of the Agent for the benefit of the Banks.

         Section 4.11 MATERIAL RESTRICTIONS. Except for the Loan Documents, none of the Companies is a party to any agreement or other instrument or subject to any other restriction which causes a Material Adverse Effect.

         Section 4.12 CORRECTNESS OF DATA FURNISHED. This Credit Agreement and all Schedules and Exhibits hereto do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; and there is no fact not otherwise disclosed in writing to the Banks which, to the knowledge of the Borrowing Group, would cause a Material Adverse Effect.

         Section 4.13 ERISA. Every employee pension benefit plan, if any, maintained by any of the Companies which has been treated for federal tax purposes as a qualified plan (if any) under Section 401(a) of the Code is so qualified (or an application for such qualification is pending and the Companies know of no reason why such plan will not receive such qualification), and its related funding vehicle is tax exempt to the extent provided by the Code, except where such failure would not have a Material Adverse Effect. None of the Companies has engaged in a transaction with respect to any Plan, or any other employee benefit plan, which would or could subject any of the Companies to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except where no Material Adverse Effect would result therefrom. No Plan has had an accumulated funding deficiency, whether or not waived, which would have a Material Adverse Effect. No Reportable Event, which would have a Material Adverse Effect, has occurred with respect to any Plan. No liability, which would have a Material Adverse Effect, to the PBGC has been incurred and is unpaid, or is expected to be incurred, by the Companies with respect to any Plan. No event or condition referred to in Section 4042(a) of ERISA exists which presents a material risk of termination of any Plan by the PBGC, which termination would result in a Material Adverse Effect. No proceeding or other action, which would have a Material Adverse Effect, has been initiated by the PBGC to terminate any Plan nor has written notice been given to any of the Companies of an intention to commence or seek the commencement of any such proceeding or action. None of the Companies has withdrawn nor do they expect to withdraw from any multi-employer plan or multiple employer plan, excluding any such withdrawal that may be accomplished without any liability, which would have a Material Adverse Effect, or any such withdrawal as to which any resulting liability has been paid in full. The total potential withdrawal liability to the Companies under all multi-employer plans, less the aggregate Unfunded Liabilities would not have a Material Adverse Effect. Under each employee pension benefit plan (if any) maintained by any of the Companies which is required to be funded under ERISA, as of the last day of the most recent plan year, the then aggregate current value of all accrued benefits under each such plan (as determined on the basis of the actuarial assumptions and methods contained in the plan's most recent actuarial valuation of liabilities) did not exceed the aggregate current value of the assets of such plan, except Unfunded Liabilities which, in the aggregate, would not have a Material Adverse Effect. Each employee benefit plan (if any) maintained by the Companies has been administered in compliance with its terms, except where the failure to do so would not have a Material Adverse Effect The term "current value" has the same meaning as in Section 4062(b)(1) of ERISA (as in effect prior to the amendment made by the Consolidated Omnibus Budget Reconciliation Act of 1985) and the term "accrued benefit" has the same meaning specified in Section 3 of ERISA. As used in this Agreement, (i) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and Section 302 of ERISA; (ii) "employee pension benefit plan," "employee benefit Plan," "multi-employer plan" and "Plan Year" shall have the respective meanings assigned to such terms in Sections 3 and 4001 of ERISA; (iii) "multiple employer plan" means a single employer plan which has two or more contributing sponsors at least two of whom are not under common control, within the contemplation of Sections 4063 and 4064 of ERISA; (iv)

"single employer plan" shall have the meaning assigned to such term in Section 4001 of ERISA; and (v) "withdrawal liability" shall include the liabilities established by Sections 4063, 4064 and 4201 of ERISA.

         Section 4.14 TAXES. As of the date hereof, each of the Companies has
(a) timely filed all returns required to be filed by them with respect to all Taxes, (b) paid all Taxes shown to have become due pursuant to such returns, and
(c) paid all other Taxes for which a notice of assessment or demand for payment has been received by the Companies, except where the failure to do so would not have a Material Adverse Effect. As of the date hereof, all tax returns of the Companies have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the Companies. As of the date hereof, each of the Companies has timely filed all information returns or reports which are required to be filed and has accurately reported all material information required to be included on such returns or reports. As of the date hereof, there are no proposed assessments of Taxes against the Companies nor any proposed adjustments to any Tax return filed. As of the date hereof, none of the Companies has ever (i) filed any consent or agreement under Section 341(f) of the Code, (ii) executed a waiver or consent extending any statute of limitations for any Tax liability which remains outstanding, (iii) joined in or been required to join in filing a consolidated or combined Tax return, except that of the Parent, (iv) applied for a Tax ruling other than a determination letter with respect to a qualified employee benefit plan, (v) entered into a closing agreement with any taxing authority, or (vi) filed an election under 338(g) or Section 338(h)(10) of the Code or caused or permitted a deemed election under Section 338(e) thereof to occur.

         Section 4.15 COMPLIANCE WITH LAWS. Each of the Companies is, and the Facilities have been operated, in compliance in all material respects with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to the Companies or the Facilities, except where the failure to do so would not have a Material Adverse Effect.

         Section 4.16 ENVIRONMENTAL MATTERS. No Company has ever: (a) been legally responsible for any release or threat of release of any Hazardous Material, the effect of which responsibility would have a Material Adverse Effect, or (b) except as otherwise disclosed in Schedule 4.16 attached hereto, received notification of the incurrence of any expense in connection with the assessment or Environmental Remediation of any Hazardous Material for which that Company would be responsible and the effect of which would be a Material Adverse Effect.

         Section 4.17 LEASES. Each of the Companies enjoys peaceful and undisturbed possession under the leases and other agreements and documents to which it is a party as lessee or holder of any other real property interest or under which they are operating, except to the extent that no Material Adverse Effect results therefrom.

         Section 4.18 REGULATION U, ETC. None of the Companies owns, nor, except for the Cryenco Acquisition, does any of them have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part
221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of any of the Revolving Loan will be used, directly or indirectly, by any of the Companies for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock (except for the Cryenco Acquisition) or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, and none of the proceeds of the Revolving Loan will be used for any purpose which might cause this Credit Agreement to violate Regulation G, Regulation U, Regulation T, Regulation X, or other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, each of the Companies will promptly furnish the Banks with a statement in conformity with the requirements 1 Reserve Form U-I referred to in said Regulation U.

         Section 4.19 HOLDING COMPANY ACT. None of the Companies is a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "Affiliate" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.20 SECURITIES ACT, ETC. Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state, or local securities laws, nor the qualification of the Loan Documents, as amended, is required in connection with the Revolving Loan or the issuance and delivery of the Revolving Notes pursuant hereto.

         Section 4.21 SOLVENCY. Each of the Companies (except for Chart Management) is solvent and has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         Section 4.22 NO DEFAULT. No Possible Default or Event of Default has occurred and is continuing.

         Section 4.23 EMPLOYEE CONTROVERSIES. There are no controversies pending or, to the best of the Borrowing Group's, threatened or anticipated between any of the Companies and any of their employees that would have a Material Adverse Effect.

         Section 4.24 BROKERS, ETC. The Borrowing Group have not caused the Banks to be under any obligation to pay any broker's fees, finder's fee or commission in connection with the Revolving Loan or the transactions contemplated by the Credit Agreement.

                                    ARTICLE V
                                    ---------
                             CONDITIONS TO BORROWING
                             -----------------------

                                     Part I

         CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE REVOLVING LOAN. The obligation of the Banks to make the first Advances or issue the first LC shall be subject to the satisfaction of the following conditions prior to or concurrently therewith.

         Section 5.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV shall be true in all material respects on and as of the time of the first Advance hereunder, with the same effect as if made on and as of such date unless stated as of a specific date.

         Section 5.02 NO DEFAULTS. There shall exist no condition or event constituting an Event of Default or Possible Default.

         Section 5.03 PERFORMANCE. The Borrowing Group shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the first Advance.

         Section 5.04 CLOSING CERTIFICATE. The Borrowing Group shall have delivered to the Banks a certificate dated the date of the first Advance and signed by an Authorized Fiscal Officer of the Borrowing Group, certifying to the matters covered by the conditions specified in Sections 5.01, 5.02 and 5.03.

         Section 5.05 INSURANCE REPORT. The Borrowing Group shall have delivered to the Banks the insurance report required by Section 6.05.

         Section 5.06 REVOLVING NOTES/PLEDGE AGREEMENT. The Banks shall have received the Revolving Notes and the Pledge Agreement, accompanied by all documents and instruments required hereunder, duly executed and delivered by the parties thereto.

         Section 5.07 DISBURSEMENT INSTRUCTIONS. The Banks shall have received disbursement instructions and supporting documentation from the Borrowing Group evidencing that the proceeds of the first Advance are being applied in accordance with Section 2.28.

         Section 5.08 OPINIONS OF COUNSEL FOR THE BORROWING GROUP. The Banks shall have received the favorable opinion of Calfee, Halter & Griswold, as counsel for the Borrowing Group, in form attached as SCHEDULE 5.08.

         Section 5.09 CORPORATE PROCEEDINGS. Each Company in the Borrowing Group shall have delivered to the Banks, all dated as of the Closing Date (or as of a date recent to the Closing Date):

                  (i) a copy of its certificate of incorporation, certified by an authorized public officer of the state of its incorporation;

                  (ii) certificates of good standing from or authority to transact business or similar certificates from each state referred to in Section 4.01 where it has places of business or maintains records, in all cases from the Secretary of State or comparable officer of such jurisdiction;

                  (iii)  a copy of its by-laws certified by its secretary;

                  (iv) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents (including, without limitation, this Credit Agreement, and the Revolving Notes issued pursuant hereto) and the consummation of the transactions contemplated thereby, certified by its secretary; and

                  (v) an incumbency certificate certifying the names of its officers and their signatures, certified by its secretary.

         Section 5.10 PAYMENT OF EXPENSES. The Borrowing Group shall have paid, or reimbursed the Banks for, the amounts required to be paid or reimbursed by the Borrowing Group pursuant to Section 12.01 of this Credit Agreement, including, without limitation, the fees and expenses of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.

         Section 5.11 SCHEDULES. The Banks shall have received and approved (in their sole discretion) each of the Schedules attached hereto.

         Section 5.12 OTHER DOCUMENTS. The Banks shall have received such other certificates, opinions, agreements and documents as it shall reasonably request and the Banks, in their sole discretion, shall be satisfied with the condition, financial and otherwise, of the Borrowing Group.

         Section 5.13 SOLVENCY CERTIFICATE. The Banks shall have received a certificate executed by the Chief Financial Officer or Treasurer (or, with respect to AI, the Assistant Secretary) for each of the Companies (except for Chart Management) certifying that:

                  (a) To the best knowledge of such Company, the fair value of the assets of each Company will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Company;

                  (b) To the best knowledge of such Company, the present fair salable value of the property of such Company will be greater than the amount that will be required to satisfy any probable liability of such Company on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

                  (c) Such Company will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

                  (d) Such Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted, in each case, following the dates hereof.

                                     Part II

         CONDITIONS PRECEDENT TO THE SUBSEQUENT ADVANCES OR OVERALL LIBOR RATE ELECTION. Subsequent to the first Advance, the obligation of the Banks to make additional Advances, issue an LC or implement the election of an Overall Libor Rate shall be subject to the satisfaction of the following conditions prior to or concurrently with such action:

         Section 5.14 NO DEFAULTS. There shall exist no condition or event constituting an Event of Default or Possible Default.

         Section 5.15 PERFORMANCE. The Borrowing Group shall have performed and complied with all material agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of such action.

         Section 5.16 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV shall be true in all material respects on and as of the time of such action, with the same effect as if made on and as of such date, unless stated as of a specific date, after giving effect to such updated information, reflecting transactions not prohibited by the terms of this Credit Agreement, as is necessary to make such representations and warranties true in all material respects as of such date.

         Section 5.17 CERTIFICATE. If requested by the Agent, the Borrowing Group shall have delivered to the Banks a certificate dated the date of such action and signed by the chief financial officer of the Borrowing Group, certifying to the matters covered by the conditions specified in Sections 5.13,
5.14 and 5.15.

         Section 5.18 CRYENCO. Upon the consummation of the Cryenco Acquisition, each of Cryenco and each of its subsidiaries, as one of the Companies and a member of the Borrowing Group, shall have executed a counterpart of this Credit Agreement and an allonge to each Revolving Note, and shall be bound by the terms hereof, as if it shall have been an original signatory hereto. In addition, all of the conditions contained in Part I of this Article V shall be required to be satisfied with respect to Cryenco and such subsidiaries.

                                   ARTICLE VI

                  AFFIRMATIVE COVENANTS OF THE BORROWING GROUP

         Until all principal of and interest on the Revolving Loan and the Revolving Notes and all other obligations, liabilities and indebtedness of the Borrowing Group to the Banks under this Credit Agreement have been paid in full, including, without limitation, reimburse any drawing made or that may be made on any LC, and the Commitments have expired:

         Section 6.01 PAYMENT OF AMOUNTS DUE. The Borrowing Group will, jointly and severally, make all payments of the principal of and interest on the Revolving Loan and the Revolving Notes promptly as the same become due under this Credit Agreement and/or the Revolving Notes.

         Section 6.02 EXISTENCE, BUSINESS, ETC. Each Company will cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights. Each Company will comply in all material respects with all federal, state, and local laws and regulations material to its business now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction except to the extent that compliance therewith is being contested in good faith by appropriate proceedings or where the failure to comply would not have a Material Adverse Effect. In connection with and without limiting the generality of the foregoing, each Company will take all action which may be required to comply with all such laws and material regulations now in effect or hereafter promulgated by any federal, state, and local governmental organization having jurisdiction over the Facilities, except to the extent that the failure to take such action would not have a Material Adverse Effect.

         Section 6.03 MAINTENANCE OF PROPERTIES. Each Company will at all times maintain, preserve, protect, and keep its properties (except to the extent no longer used or useful) used in the conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and, from time to time, make all needful and proper repairs, renewals, replacements necessary thereto, so that the business carried on in connection therewith may be properly conducted, except where the failure to comply would not have a Material Adverse Effect.

         Section 6.04 PAYMENT OF TAXES, ETC. Each Company will pay and discharge all lawful Taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, no Company shall be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its respective books such reserves with respect thereto as are required by GAAP. Each Company will in all events pay such tax, assessment, charge, levy or claim before the property subject thereto shall be sold to satisfy any lien which has attached thereto. Without limiting the foregoing, each of the Companies will (a) timely filed all returns required to be filed by them with respect to all Taxes, (b) pay all Taxes shown to have become due pursuant to such returns, and (c) pay all other Taxes for which a notice of assessment or demand for payment has been received by any Company, in each case the failure of which would have a Material Adverse Effect; provided, however, no Company shall be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall be set aside on its respective books such reserves with respect thereto as are required by GAAP. None of the Companies will (i) file any consent or agreement under Section 341(f) of the Code, (ii) execute a waiver or consent extending any statute of limitations for any Tax liability which remains outstanding, (iii) enter into a closing agreement with any taxing authority, or (vi) file an election under 338(g) or Section 338(h)(10) of the Code or caused or permitted a deemed election under Section 338(e) thereof to occur, which in each case would have a Material Adverse Effect.

         Section 6.05 INSURANCE. Each Company will keep adequately insured, by financially sound and reputable insurers, all properties of a character usually insured by business entities engaged in the same or similar activities and business against loss or damage resulting from fire or other risks insured against by extended coverage and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, or about any properties occupied or controlled by it, or through the operation of any motor vehicles or aircraft by its agents or employees, or arising in any manner out of the business carried on by it, all in such amounts as the Agent may from time to time reasonably request. Each Company will deliver to the Agent on or before the date of the first Advance hereunder and at such other times as material changes may be effected in the insurance coverage of each Company, certificates of the chief financial officer of the Parent containing a statement of the policies of insurance covering the risks described herein in effect on the date of such certificate and a statement that such policies comply with the provisions of this subsection.

         Section 6.06 ACCOUNTS AND REPORTS OF EACH COMPANY. Each Company will maintain a standard system of accounting in accordance with GAAP and furnish to the Banks the following reports:

                  (i)      As soon as available, and in any event within ninety
                           (90) days after the end of each Fiscal Year of the Parent, a complete audited accountant's report with respect thereto (including without limitation, all financial statements of the Companies, together with all notes thereto, prepared in reasonable detail and certified, as to the Consolidated statements only) without qualification by independent certified public accountants that are one of the "Big 6" national firms (the "Accountant"), and certified by the chief financial officer of Parent, which report shall contain (x) a Consolidated and consolidating balance sheet of the Companies, (y) a Consolidated and consolidating statement of income and expense of the Companies, and (z) a Consolidated statement of cash flow of the Parent. The Borrowing Group shall also deliver or cause delivery to the Banks of copies of any "management letters" issued by the Accountant to the Borrowing Group, as soon as available, and in any event within one hundred fifty (150) days after the end of any Fiscal Year;

                  (ii) As soon as available, and in any event within forty-five (45) days after the end of each Quarter, an unaudited report for the most recently concluded Quarter, certified by the chief financial officer of the Parent, which report shall contain (v) a Consolidated and consolidating balance sheet of the Companies as at the end of such Quarter, (w) a Consolidated income and expense statement of each Company for such month, including a year to date income and expense statement and a comparison to the budget, all prepared in accordance with GAAP subject to normal recurring year-end adjustments, (x) a statement that the examination made in preparing and certifying such report has not disclosed the existence of any condition or event which constitutes an Event of Default or Possible Default, or, if such a condition or event exists, specifying the nature thereof, (y) an accounts receivable aging by account debtor for each of the Borrowing Group and (z) a statement (a "Covenant Compliance Certificate) as to compliance with certain covenants and containing appropriate calculations, to be prepared in form and detail satisfactory to the Majority of the Banks (initially in the form of SCHEDULE 6.06 attached hereto) and to which shall be attached a jobs-in-progress report prepared in accordance with GAAP for each of the Borrowing Group as at the end of that Quarter, setting forth on a percentage-of-completion basis all jobs that were in progress during that Quarter and which are required by GAAP to be accounted for on a percentage-of-completion basis;

                  (iii)    As soon as available, and in any event within fifteen
                           (15) days after the end of each Fiscal Year of each Company, a good faith forecast, on a Consolidated and consolidating basis, of the Companies' operations and Capital Expenditures for the following Fiscal Year, in form and substance reasonably satisfactory to Majority of the Banks;

                  (iv) Promptly upon request, any other information regarding the accounts receivable and the finished goods, work in process and raw material inventories of the Borrowing Group;

                  (v) Immediately after any member of the Borrowing Group knows of, or shall have knowledge of, the occurrence of any condition or event which constitutes an Event of Default or Possible Default, notice of such condition or event and the action which the Borrowing Group proposes to take with respect thereto;

                  (vi) Copies of all financial statements, audits, and public reports which any of the Companies may have made of or concerning their accounts, books, or records, and which they have provided to any third party, but excluding such items furnished solely to an Affiliate;

                  (vii) Promptly after filing, a copy of each annual report (and related schedules) filed by each Company with any governmental authority or agency in respect of any employee pension benefit plan subject to ERISA; and

                  (viii) Promptly upon request, such other information respecting the business, properties, operations or condition (financial or otherwise) of each Company as the Banks may from time to time reasonably request (all such information to be in such form and detail as the Banks shall reasonably request).

         Section 6.07 INFORMATION AND INSPECTION. The Borrowing Group will furnish to the Banks, from time to time, upon the request by the Banks, full information pertinent to any covenant, provision, or condition of this Credit Agreement or of any other loan document or to any matter in connection with its activities and business, and at all reasonable times and, prior to the occurrence of a Possible Default or Event of Default, upon not less than one Business Day's notice but with no prior notice after the occurrence of a Possible Default or Event of Default, and as often as the Banks may reasonably request, permit any authorized representative designated by the Banks to visit and inspect (which visits and inspections shall be at the Borrowing Group's sole expense after the occurrence and during the continuance of any Possible Default or Event of Default and at the Banks' sole expense at any other time) during normal business hours any of its properties, including its books (and to take extracts therefrom) and to discuss its affairs, finances, and accounts with its officers and employees.

         Section 6.08 NOTICE OF LITIGATION. The Borrowing Group will promptly notify the Banks in writing of any litigation, legal proceeding or threat of legal proceeding (i) with any Person, including, without limitation, the Governmental Authorities and any member of the staff or any representative of any such Person, which involves the threat of termination of any agreements or contracts which are material to the operations of the Borrowing Group; or (ii) involving amounts in excess of $250,000, affecting the Borrowing Group, unless fully covered by insurance without reservation with deductibles of less than One Hundred Fifty Thousand Dollars ($150,000).

         Section 6.09 PENSION PLANS. Each Company shall (i) keep in full force and effect any plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without a Material Adverse Effect, (ii) make contributions to each of the plans and all multi-employer plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA except where no Material Adverse Effect would result therefrom, (iii) comply with all material requirements of ERISA which relate to such Plans and multi-employer plans except where no Material Adverse Effect would result therefrom, and (iv) notify the Banks immediately upon receipt by any Company of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. The term "multi-employer plan" shall have the meaning assigned to it in Section 5.13. For purposes of this Credit Agreement, "ERISA liabilities" means the aggregate liability (whether or not arising under ERISA) of the Companies, incurred as a result of actions inconsistent with the covenants set forth in Section 8.17 or that are or would be incurred following the termination of any Plan described in
Section 10.12.

         Section 6.10 HAZARDOUS MATERIAL. Each Company shall: (a) dispose of any Hazardous Material only in compliance with all Environmental Laws, and (b) not have possession of any Hazardous Material other than in the ordinary course of that Company's business and in compliance with all Environmental Laws, except where no Material Adverse Effect would result therefrom.

         Section 6.11 NET WORTH. The Borrowing Group will have and maintain a Consolidated Net Worth in an amount not less than the aggregate of: (i) $27,000,000, plus (ii) at the end of each Quarter, an amount equal to twenty-five percent (25%) of the Borrowing Group's Consolidated Net Income (if a positive number otherwise, 0) for all Quarters ending after the date hereof, plus (iii) 100% of the amount of the proceeds received by the Companies from any Equity Offering, as of the date of issuance or conversion of the applicable Equity Interest.

         Section 6.12 LEVERAGE. The Borrowing Group will have and maintain at all times a Leverage Ratio of not more than 2.85 to 1.0.

         Section 6.13 PRETAX INTEREST COVERAGE RATIO. The Borrowing Group will have and maintain at all times a Pretax Interest Coverage Ratio of not less than
3.5 to 1.0 for each Quarter (based on the cumulative results for the most recently concluded Four-Quarter Period) until the end of the Revolving Period and payment in full of the Outstanding Amount.

         Section 6.14 FIXED CHARGE COVERAGE RATIO. The Borrowing Group will have and maintain at all times a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0, which will be calculated based on the cumulative results for the most-recently concluded Four-Quarter Period.

         Section 6.15 CURRENT RATIO. The Borrowing Group will have and maintain at all times a ratio of Current Assets to Current Liabilities of not less than
1.15 to 1.0.

         Section 6.16 CONTROL OF PARENT. Charles Holmes and Arthur Holmes shall at all times own at least 25% of the common stock of Parent.

         Section 6.17 POST-CLOSING ITEMS. The Borrowing Group will promptly perform and complete to the satisfaction of the Banks each of the matters, if any, set forth on SCHEDULE 6.17 attached hereto (the "Listed Matters") on or before the date set forth on SCHEDULE 6.17 for the performance and completion thereof (the "Satisfaction Date").

         Section 6.18 FURTHER ASSURANCES. The Borrowing Group agrees to execute and deliver to the Banks any agreements, documents and instruments, including, without limitation, additional Revolving Notes as replacement or substitutions as may be required by the Banks, and to take such other actions as reasonably requested by the Banks to effect the transactions contemplated hereby.

                                   ARTICLE VII
                                   -----------
                    NEGATIVE COVENANTS OF THE BORROWING GROUP
                    -----------------------------------------

         Until all principal of and interest on the Revolving Loan and the Revolving Notes and all other obligations, liabilities, and indebtedness of the Borrowing Group to the Banks under this Credit Agreement have been paid in full including, without limitation, reimburse any drawing made or that may be made on any LC, and the Commitments have expired:

         Section 7.01 LIMITATION OF INDEBTEDNESS. No Company will create, incur, assume, become or be liable in any manner in respect of, any Liabilities except:

                  (i)      Liabilities in respect of the Credit Facility;

                  (ii) unsecured current Liabilities for the purchase of goods and services and deferred Liabilities, in each case, incurred in the ordinary course of business (excluding Indebtedness for Borrowed Money or represented by bonds, notes, or other securities);

                  (iii) unsecured Liabilities in respect of performance bonds, raw material purchase or futures contracts, customer deposits, accrued commissions, salaries, wages and other compensation, warranty obligations and sales representative and distributor agreements, in each case, to the extent incurred in the ordinary course of business;

                  (iv) secured current Liabilities (other than Indebtedness for Borrowed Money or represented by bonds, notes, or other securities) incurred in the ordinary course of business, but only if permitted to be secured pursuant to clause (ii), (iii) or (iv) of Section 7.02;

                  (v) Liabilities for taxes, assessments, all charges, liens, or similar claims to the extent that payment thereof shall not yet be due or if the obligation to pay is being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall have been set aside on the books of the Companies but in any event only so long as the sale of property subject to such Lien is not imminent by reason of non-payment;

                  (vi) Secured Indebtedness for Borrowed Money, including Capitalized Leases, incurred to acquire Capital or Fixed Assets, so long as the amount thereof does not exceed the purchase price of such Fixed or Capital Assets and the aggregate outstanding amount does not exceed $2,000,000;

                  (vii) Secured Indebtedness for Borrowed Money in respect of Capitalized Leases existing on the date hereof and described in SCHEDULE 7.01(VII) attached hereto but no refinancing, extension, enlargement or increase thereof;

                  (viii) any indebtedness owing by a Company (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) to a Company (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent);

                  (ix) any progress payment received in the normal course of business;

                  (x)      any Indebtedness for Borrowed Money described on
                           SCHEDULE 7.01 attached hereto.

         Each of the foregoing types of indebtedness and liability being referred to collectively as the "Permitted Indebtedness."

         Section 7.02 LIMITATION ON LIENS. No Company will create, incur, assume, or suffer to be created, or incurred, or assumed, or to exist, any Lien of any kind on any of its properties or assets, or own or acquire, or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement, or other title retention agreement; provided, however, that the foregoing restrictions shall not prohibit:

         (i) any tax lien, or any lien securing workers' compensation or unemployment insurance obligations, or any mechanic's carrier's or landlord's lien, or any lien arising under ERISA, or any security interest arising under article four (bank deposits and collections) or five (letters of credit) of the Uniform Commercial Code, or any similar security interest or other lien, EXCEPT that this clause (i) shall (A) apply only to security interests and other liens arising by operation of law (whether statutory or common law) and in the ordinary course of business and shall not apply to any security interest or other lien that secures any indebtedness for borrowed money or any guaranty thereof or any obligation that is in material default in any manner (other than any default if it is contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and if an appropriate reserve for the amount of the liability in question shall have been established) and (B) not apply to any security interest or other lien upon any property of CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent;

         (ii) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no Material Adverse Effect as a practical matter on the ownership or use of any of the property in question, EXCEPT that this clause
                  (ii) shall not apply to any such restriction, easement, title irregularity or similar matter encumbering or otherwise affecting any property of CHD unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent;

         (iii) any lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, EXCEPT that this clause (iii)

                           (A) shall apply only if and so long as the aggregate unpaid balance or all obligations so secured (except any referred to in clause
                                    (vi)) does not exceed ten million dollars
                                    ($10,000,000) at any one time outstanding,

                           (B) shall not apply to any lien or deposit securing an obligation that is in material default in any manner (other than any default contested in good faith by timely and appropriate proceedings effective to stay enforcement of the security interest or other lien in question and if an appropriate reserve for the amount of the liability in question shall have been established, and

                           (C) shall not apply to any lien upon any property of CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent;

                  (iv) any Lien in favor of the Agent for the ratable benefit of the Banks;

                  (v) any mortgage, capitalized lease, security interest or other lien (each, a "purchase money security interest") which is created or assumed in purchasing, constructing or improving any real property or equipment (other than any property or equipment of CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) or to which any such property is subject when purchased, PROVIDED, that (A) the purchase money security interest shall be confined to the aforesaid property, (B) the indebtedness secured thereby (which may include a refinancing in whole or in part of the original indebtedness) does not exceed the total cost of the purchase, construction or improvement, and (C) any such indebtedness, if repaid in whole or in part, cannot be reborrowed;

                  (vi)     any Lien disclosed on SCHEDULE 7.02 attached hereto;
                           and

                  (vii) any financing statement perfecting a security interest that would be permissible under this Section 7.02.

         Each of the foregoing Liens, exceptions, and charges being referred to collectively as the "Permitted Exceptions."

         Section 7.03 GUARANTEES. Except for Permitted Indebtedness and Investments permitted pursuant to Section 7.05, no Company will Guarantee, or otherwise become surety in respect of the obligations of, or lend its credit to, any other person, or enter into any working capital maintenance or similar agreement.

         Section 7.04  LEASES.  No Company will:

                  (i) lease any Fixed or Capital Assets where the lease would be required to be capitalized under Statement of Financial Accounting Standards No. 13, as from time to time in effect except as permitted by clauses
                           (vi) or (vii) of Section 7.01;

                  (ii) lease any property from any Affiliate on terms less favorable than such Person could obtain from another Person who is not an Affiliate; or

                  (iii) any lease (other than any Capitalized Lease) so long as the aggregate annual rentals of all such leases of all the Companies do not exceed Nine Hundred Twenty Five Thousand dollars ($925,000), EXCEPT that this clause (iii) shall not apply to any lease to which CHD is a party unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent,

         Section 7.05 INVESTMENTS, REVOLVING LOAN, AND ADVANCES. No Company will purchase or otherwise acquire, hold or make any Investment, or enter into any arrangement for the purpose of making any Investment, except that this Section
7.05 shall not prohibit:

                  (i) any existing or future advance commission or relocation payment, or other loan or advance made to a director, officer or employee of any company (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent), PROVIDED that the aggregate made to all directors, officers and employees shall not exceed two hundred fifty thousand dollars ($250,000) at any one time outstanding;

                  (ii) any existing or future investment by any Company (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) in Acceptable Marketable Securities;

                  (iii) any LC or any Guarantee of any Liability of any Company to the Banks and the Agent or any thereof if the Guarantee is required by this Agreement;

                  (iv) any reimbursement obligation of any Company (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) in respect of any surety or performance bond securing the performance of a contract (except any for the payment of money borrowed), PROVIDED, that (A) each obligation is entered into in the normal course of that Company's business consistent with its past (or industry-wide) practice and (B) the aggregate liability of the Companies in respect of the foregoing (including, without limitation, those referred to in clause (iii) of Section 8.02) does not exceed Ten Million Dollars ($10,000,000) at any time outstanding;

                  (v) any Guarantee by Parent of (A) any current liability owing by any of its Subsidiaries (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent), or (B) the performance or payment under any contract or bid for contract by any of its subsidiaries (except CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent), if and to the extent that the aggregate liabilities (including, without limitation, contingent liabilities computed at the maximum amount for which Parent may be liable under each such Guarantee) under all Guarantees permitted by this clause (B) does exceed an amount equal to Ten Million Dollars ($10,000,000) at any time;

                  (vi) any Investment by the Parent in stocks or equity securities of existing Subsidiaries or any other member of the Borrowing Group;

                  (vii) any Investment permitted pursuant to the provisions of Sections 7.07 or 7.11;

                  (viii) any existing investment, advance, loan or guaranty fully disclosed in SCHEDULE 7.05 attached hereto; and

                  (ix) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business.

         Section 7.06 ASSIGNMENT OR SALE OF ACCOUNTS OR REVOLVING NOTES RECEIVABLE. No Company will assign, sell, discount, or otherwise dispose of any accounts, accounts receivable, notes receivable or trade acceptances except for credits to customers in the ordinary course of business.

         Section 7.07 LIQUIDATION, MERGER, OR CONSOLIDATION. No Company will dissolve or liquidate, or consolidate with or merge with or into any person, firm, corporation or entity or otherwise effect any business combination with any person, firm, corporation or entity except that this Section 7.07 shall not prohibit:

                  (i)      any

                           (A) merger or consolidation involving only Subsidiaries (including, without limitation, any acquired in a contemporaneous transaction permitted by clause (ii) of this
                                    Section 7.07), PROVIDED FURTHER, that a
                                    Wholly-owned Subsidiary (other than CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) shall be the surviving or resulting entity in the case of any such merger or consolidation involving a Wholly-owned Subsidiary, or

                           (B) merger involving only the Parent and its Subsidiaries in which the Parent is the surviving corporation, or any dissolution and liquidation of a Subsidiary (other than ALTEC unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent), or any transfer of the assets of a subsidiary to the Parent or to a Wholly-owned Subsidiary (other than CHD, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent).

                  (ii) any transaction (other than any to which CHD is a party, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) unless the aggregate of all considerations received, paid or otherwise given, and Liabilities assumed, by the Companies in all such transactions and any transaction permitted as an exception to Section 7.11 during any Four-Quarter Period would exceed five hundred thousand dollars ($500,000); or

                  (iii)    the Cryenco Acquisition.

         Section 7.08 AMENDMENT OF CERTIFICATE OF INCORPORATION AND/OR BY-LAWS. No Company will materially amend, modify, or supplement its certificate of incorporation and/or its by-laws.

         Section 7.09 DISTRIBUTIONS; PURCHASES OR REDEMPTION OF STOCK; DIVIDENDS. (i) The Parent will not make or pay (or obligate itself to make or pay) any dividend, Distribution or any other payment in respect of any of the shares of its capital stock, or redeem, purchase, otherwise acquire for any consideration (directly or indirectly) any of the shares of its capital stock except for:

                  (a) the payment of an annual cash dividend which shall not exceed Four Million Dollars ($4,000,000) in any Fiscal Year, which may be declared and paid only so long as no Possible Default or Event of Default exists on the date of declaration or payment thereof; and

                  (b) purchases of common shares of the Parent's capital stock (I) for purposes of (A) making contributions to the Companies' 401(k) Plans, or (B) in connection with employee stock option plans or (II) in an open market transaction, but, in each case, only so long as no Possible Default or Event of Default results from such purchase; and

(ii) Unless and until the CHD Guaranty Documents shall have been duly executed and delivered to the Banks and the Agent, ALTEC shall not make or commit itself to make any Distribution to CHD except any Distribution that is

                  (a) made solely and exclusively for the purpose of enabling CHD to pay any ordinary and necessary business expense of CHD consistent with its status as a tax exempt corporation under Title 30 Delaware Code section 1902(b)(8) or any tax liability (except any income tax liability to the State of Delaware or any interest thereon or penalty in respect thereof) of CHD consistent with its status as a tax exempt corporation under Title 30 Delaware Code section 1902(b)(8) and

                  (b) actually used by CHD, within one banking day of CHD's receipt thereof, solely and exclusively for the purpose of paying the expense or liability for which that distribution was made.

Any Distribution permitted pursuant to the provisions of subsections (i) and
(ii) of this Section 7.09 being herein referred to as a "Permitted
Distribution".

         Section 7.10 DISPOSITION OF ASSETS. No Company will sell, lease or otherwise dispose of any part of its Assets, including without limitation, any Equity Interests, except for sales of inventory or other tangible personal property in the ordinary course of business, and sales not in the ordinary course of business in an amount not in excess of $200,000 in any Fiscal Year.

         Section 7.11 ACQUISITION OF GOING CONCERN BUSINESS. No Company will acquire property or assets of any character, real or personal, tangible or intangible, constituting a going concern business, or the stock or partnership or other equity interests of a corporation, or other business entity constituting a going partnership or other business entity constituting a going concern business except that Greenville may complete the Cryenco Acquisition and except for any transaction (other than any to which CHD is a party, unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent) unless the aggregate of all considerations received, paid or otherwise given, and

Liabilities assumed, by the Companies in all such transactions and any transaction permitted as an exception to Section 7.07 during any Four-Quarter Period would not exceed five hundred thousand dollars ($500,000).

         Section 7.12 PURCHASE OF FIXED OR CAPITAL ASSETS. The Companies will not, during any Fiscal Year make any Capital Expenditures (net after trade-ins, if any) more than an amount equal to the sum of

         (a) one hundred fifty percent (150%) of their allowable amortization, depreciation and obsolescence charges for that year plus

         (b) the excess, if any, of (i) an amount equal to one hundred fifty percent (150%) of their allowable amortization, depreciation and obsolescence charges for the immediately preceding fiscal year over
         (ii) the amount of Capital Expenditures actually made during the immediately preceding Fiscal Year,

all as determined on a Consolidated basis.

         Section 7.13 FISCAL YEAR. The Parent will not change its Fiscal Year except as required by law.

         Section 7.14 ERISA. (i) No Company will permit, with respect to any plan whose current value of benefits which are guaranteed by the PBGC under Title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) exceeds the then current value of the Plan's assets allocable to such benefit(s):

                  (A)      any Reportable Event which has a Material Adverse
                           Effect;

                  (B) the filing with the PBGC of a notice of intent to terminate a Plan or the giving of a notice of such termination to participants in anticipation of such filing which has a Material Adverse Effect; or

                  (C) the adoption of an amendment to a Plan if, after giving effect to such amendment, the Plan is a plan described in Section 4021(b)(I) of ERISA which has a Material Adverse Effect.

(ii) No Company shall (I) withdraw from one or more multiple employer plans during a plan year for which any Company are substantial employers with respect to such Plan if any Company would incur liability to the PBGC constituting a Material Adverse Effect with respect to such Plan or Plans under Section 4063 of ERISA, or (II) withdraw from one or more multi-employer plans if, pursuant to Section 4202 of ERISA, a withdrawal liability constituting a Material Adverse Effect against any Company would result, or (III) engage in a transaction or transactions which could subject any Company, to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA constituting a Material Adverse Effect, or (IV) allow one or more Plans, at any time to have an accumulated funding deficiency, or fail to make any contributions when due to a Plan that is required to satisfy the minimum funding standards under Section 412 of the Code constituting a Material Adverse Effect. As used in this Section 7.14, (y) "accumulated funding deficiency", multi-employer plan, "multiple employer plan", "plan year", and "single employer plan" shall have the respective meanings assigned to such terms in Section 4.13 and (z) "withdrawal liability" means the amount thereof as determined in accordance with Section 4201 of ERISA.

         Section 7.15 REGULATION U. The Borrowing Group shall not, directly or indirectly, (a) apply any part of the proceeds of the Revolving Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulations G, T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder except for the Cryenco Acquisition, (b) extend credit to others for the purpose of purchasing or carrying any such margin stock, or (c) retire indebtedness which was incurred to purchase or carry any such margin stock.

         Section 7.16 PARTNERSHIPS AND JOINT VENTURES. No Company shall act or participate as a general or limited partner in any partnership or a joint venturer in any joint venture unless permitted pursuant to Sections 7.05 or 7.07.

         Section 7.17 TRANSACTIONS WITH AFFILIATES. The Borrowing Group shall not, directly or indirectly, pay (excluding in all cases salary, bonuses and other similar compensation) any funds to or for the account of, make any Investment in, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate except on terms that are no less favorable to the Borrowing Group than those terms which might be obtained at the time from unrelated third parties.

         Section 7.18  TAX EXEMPTION OF CHD.  The Parent will not at any time

                  (a) suffer or permit any company to take (or to fail or omit to take) any action that is inconsistent with CHD's exemption from income taxation pursuant to Title 30 Delaware Code section 1902(b)(8), or

                  (b) suffer or permit CHD to be or become subject to income taxation by the State of Delaware unless the CHD Guaranty Documents shall have theretofore been duly executed and delivered to the Banks and the Agent. For purposes of clause (b) of this Section 7.18, if the State of Delaware shall assert that CHD is subject to income taxation by that State, then CHD shall be deemed to be exempt from income taxation by the State of Delaware so long as the assertion is contested in good faith and by timely and appropriate proceedings which are effective to stay enforcement of the assertion and the imposition of any mortgage, security interest or other lien upon the property of CHD or any part thereof.

         Section 7.19 GOODWILL/INTANGIBLES. The Borrowing Group agrees that at no time will the Companies have goodwill and other Assets that are intangible (as determined in accordance with GAAP on a Consolidated basis) in excess of Eighteen Million Dollars ($18,000,000).

                                  ARTICLE VIII
                                  ------------
                                     WAIVERS
                                     -------

         Any of the acts which the Borrowing Group are required or prohibited from doing by any of the provisions of this Credit Agreement may, notwithstanding such provisions, be omitted or done, as the case may be, only if consented to in writing by the Majority of the Banks or all the Banks, as determined in accordance with the provisions of Sections 12.08 and 12.09 of this Agreement.

                                   ARTICLE IX
                                   ----------
                                    DEFAULTS
                                    --------

         Each of the following events shall be termed "Events of Default":

         Section 9.01 PRINCIPAL DEFAULT. Default shall be made in the payment of any principal of any of the Revolving Notes or any of the Revolving Loan when and as the same shall become due and payable, whether at maturity or otherwise; or


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



         Section 9.02 INTEREST DEFAULT. Default shall be made in the payment of any interest on or with respect to any of the Revolving Notes or any of the Revolving Loan when the same shall become due and payable and such default shall continue for three (3) consecutive Business Days; or

         Section 9.03 OTHER PAYMENT DEFAULTS. Default shall be made in the payment of any other amount when and as the same shall become due and payable under the of this Credit Agreement or any of the Loan Documents and such default shall continue for five (5) consecutive Business Days; or

         Section 9.04 CERTAIN ARTICLE VI AND VII DEFAULTS. Default shall be made in the due observance or performance of any covenant, agreement, or provision contained in Section 6.05 (with respect to the first two sentences thereof), 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15 or any provision of Article VII; or

         Section 9.05 CERTAIN ARTICLE VI DEFAULTS. Default shall be made in the due observance or performance of any covenant, agreement or provision contained in Section 6.06(i), (ii) or (v).

         Section 9.06 DEFAULTS UNDER ARTICLE VI. Default shall be made in the due observance or performance of any covenant, agreement, or provision contained in Section 6.02, 6.03, 6.04, 6.06 (with respect to subparagraphs (iii), (iv),
(vi), (vii) and (viii) only), 6.07, 6.08, 6.09 or 6.16, and such default shall continue for ten (10) consecutive Business Days unless the Borrowing Group is diligently pursuing a cure thereof and has advised the Banks of such cure and only to the extent that such default has been cured within thirty (30) consecutive days thereafter; or

         Section 9.07 OTHER PROVISION DEFAULT. Default shall be made in the due observance or performance of any other covenant, agreement, or provision of this Credit Agreement, the Revolving Notes or any other Loan Document to be performed or observed by the Borrowing Group and such default shall not be corrected or cured within twenty (20) consecutive calendar days; or

         Section 9.08 REPRESENTATION AND WARRANTY. Any material representation or warranty made by the Borrowing Group under this Credit Agreement or in any certificate, report, instrument, financial statement or other document furnished pursuant to this Credit Agreement shall prove to have been false or incorrect in any material respect as of the date on which made and such representation or warranty shall continue to be material; or

         Section 9.09 FINANCIAL DIFFICULTIES. Any of the following events evidencing the financial difficulties of any Company shall occur:

                  (i) any admission in writing of inability to pay debts as they become due or the failure to pay debts generally as such debts become due; or

                  (ii) the entry of an order for relief in the name of the Company under Title 11 of the United States Code or similar provisions of foreign law; or

                  (iii) a Company shall make an assignment for the benefit of creditors; or

                  (iv) a Company shall consent to the appointment of a trustee or receiver for all or a major part of its property; or

                  (v) the commencement of a case by any Company under Title 11 of the United States Code or similar provisions of foreign law; or

                  (vi) the commencement of a case under Title 11 of the United States Code or similar provisions of foreign law against any Company, which case shall not be dismissed within 60 days from the date of commencement; or

                  (vii) the entry of a court order appointing a receiver or a trustee for all or a major part of any Company's property without consent, which order shall not be vacated, denied, set aside, or stayed within 60 calendar days from the date of entry; or

         Section 9.10 ERISA TERMINATION. Any employee pension benefit plan of any Company whose current value of benefits which are guaranteed by PBGC under Title IV of ERISA (determined on the basis of assumptions prescribed by the PBGC) exceeds the then current value of such plan's assets by more than $500,000: (i) shall be terminated under Section 4041 of ERISA (unless the plan is restored under Section 4047 of ERISA within ten (10) days of its termination), (ii) shall be terminated under Section 4042 of ERISA, or (iii) shall have a trustee appointed under Section 4042 of ERISA to administer the Plan; or

         Section 9.11 ACCUMULATED FUNDING DEFICIENCY. Any employee pension benefit plan of any Company in the Borrowing Group which is a single employer plan shall have an accumulated funding deficiency of more than $500,000, except as set forth on SCHEDULE 4.13 attached hereto (as defined in Section 302 of ERISA and Section 412 of the Code), as of the last day of any plan year (determined after the period during which employer contributions may be deemed to have been made on such last day under Section 302(c)(10) of ERISA and Section 412(c)(10) of the Code); or

         Section 9.12 OWNERSHIP. (i) If any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than fifty percent (50%) of the outstanding voting stock of the Parent or shall otherwise require the power (whether by contract, by proxy or otherwise) to elect a majority of the Parent's board of directors; provided, that this
Section 9.12 shall not apply to any transaction receiving the prior approval by a majority of the then members of the Parent's board of directors; (ii) the Parent shall cease to own the Equity Interests in the Subsidiaries indicated as owned by it on SCHEDULE 4.01 or an agreement for the sale of any part of such Equity Interests shall have been entered into by the Parent; or

         Section 9.13 CROSS-DEFAULT. Default, after the expiration of all applicable grace periods, if any, shall be made by the Borrowing Group in the payment when due of Liabilities, singly or in the aggregate in the amount of $1,000,000 or more (whether principal, interest or premium) now or hereafter owing by it (other than to the Banks under this Credit Agreement and other than accounts payable to trade creditors for amounts incurred in the ordinary course of business and not evidenced by promissory notes, bonds or similar instruments) or default shall be made by the Borrowing Group in the performance of any covenant or other obligation contained in any agreement, indenture, lease or other instrument or document relating to, evidencing, or securing such Liabilities if the effect of the default is to permit the holder of such Liabilities (with or without the giving of notice or the lapse of time or both) to accelerate the maturity thereof; or

         Section 9.14 JUDGMENTS. Entry of a final judgment (a final judgment being one from which all available appeals have been exhausted or the time for taking such appeal has lapsed) against any Company in the amount of $250,000 or more which is not fully covered by insurance (subject to normal deductibles) without reservation of rights and the same is not discharged or satisfied within thirty (30) consecutive calendar days from the date of entry; or

         Section 9.15 MATERIAL ADVERSE CHANGE. A Material Adverse Effect in the Consolidated business, operations, management, or financial condition of the Companies, as reasonably determined by the Banks in good faith, shall have occurred; or


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



         Section 9.16 RESTRAINT ON BUSINESS. Any court or administrative or regulatory agency shall have issued an injunction or order that materially restricts or enjoins any Company from conducting any material part of its business as proposed to be conducted on the Closing Date and such injunction or order has a Material Adverse Effect.

                                    ARTICLE X
                                    ---------
                                    REMEDIES
                                    --------

         Section 10.01 ACCELERATION. Upon (i) the occurrence of any Event of Default described in Article X, excluding Section 9.10, the Majority of the Banks may, at any time (unless all Events of Default shall theretofore have been remedied or waived in accordance with the terms of this Credit Agreement), terminate the Commitments and the right of the Borrowing Group to obtain Advances in respect of the Revolving Loan and/or to obtain LCs, and/or declare the unpaid principal amount of any or all of the Revolving Loan and/or Revolving Notes, all interest accrued thereon and all other amounts owing by the Borrowing Group to the Banks to be immediately due and payable and (ii) upon the occurrence of any Event of Default under Section 9.10, without further action by the Banks, the right of the Borrowing Group to obtain Advances in respect of the Revolving Loan and/or LCs, and the Commitments shall be immediately terminated and the Outstanding Amount, including the unpaid principal of the Revolving Loan and/or Revolving Notes and interest accrued thereon and all other amounts owing by the Borrowing Group to the Banks shall be immediately due and payable and, in either case, such principal, interest and other amounts shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Borrowing Group.

         Section 10.02 RECOVERY OF AMOUNTS. In case any one or more Events of Default shall happen and be continuing, the Banks shall be entitled to recover judgment against the Borrowing Group for the amount due. In case any one or more Events of Default shall happen and be continuing the Majority of the Banks may proceed to protect and enforce their rights by suit in equity, action at law, and/or by any other appropriate proceeding, including, without limitation, for the specific performance of any covenant or agreement or in aid of the exercise of any power granted to the Banks, or may proceed to enforce payment of the Revolving Notes or to enforce any other legal or equitable right.


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



         Section 10.03 LCs. If the maturity of the Revolving Loan shall be accelerated pursuant to Section 11.01, the Borrowing Group shall immediately deposit with the Agent, as security for the Borrowing Group's obligation to reimburse the Agent and the Banks for any then outstanding LC, cash or acceptable marketable securities having a fair cash value equal to the sum of the aggregate undrawn balance of any then outstanding LCs.

         Section 10.04 REMEDIES CUMULATIVE. Upon acceleration of the Obligations pursuant to Section 11.01, the Banks may pursue their rights or remedies under the Revolving Notes, this Credit Agreement or the other Loan Documents, independently or concurrently. All rights, remedies, or powers herein conferred upon the Banks shall, to the extent not prohibited by law, be deemed cumulative and not exclusive of any other rights, remedies, or powers available to the Banks. Without limiting the foregoing, the rights and remedies of the Banks under this Credit Agreement, the Revolving Notes and the other Loan Documents are cumulative, may be exercised simultaneously or in such order and at such times as the Banks may elect and are in addition to their rights and remedies at law or equity. No delay or omission of the Banks to exercise any right, remedy, or power shall impair the same or be construed to be a waiver of any Event of Default or an acquiescence therein. No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or shall impair any rights, remedies, or powers available to the Banks. No single or partial exercise of any right, remedy, or power shall preclude other or further exercise thereof by the Banks.

         Section 10.05 COST OF COLLECTION. The Borrowing Group agree that upon and during the continuance of an Event of Default, they will jointly and severally pay to the Banks such additional amount as shall be sufficient to cover the cost and expenses of collection, including attorneys' fees, and any expenses or liabilities incurred by the Banks in the collection thereof.

         Section 10.06 NO ADVANCES, ETC. The Banks shall not be required to make any Advances or issue any LC under this Credit Agreement if a Possible Default or an Event of Default has occurred and is continuing.

                                   ARTICLE XI
                                   ----------
                                      AGENT
                                      -----

         Section 11.01 APPOINTMENT OF AGENT. Each Bank irrevocably appoints the Agent to be its agent for the purpose of receiving and transmitting payments and granting waivers and consents pursuant to this Agreement and for the other purposes specified in this Agreement;


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



PROVIDED, that this agency shall not extend to the giving of any notice pursuant to Article X or XI, each Bank reserving to itself the right to give such notices.

         Section 11.02 COMPENSATION. The Agent shall receive compensation for its services as referred to in Section 2.30.

         Section 11.03 INDEPENDENT INVESTIGATION. Each Bank represents to the Agent that such Bank is entering into this Agreement on the basis of its own inquiry into the relevant facts and its own credit analysis. Each Bank acknowledges that the Agent is acting as such solely as a convenience to the Borrowing Group and to the Banks and not as a manager of the subject commitments or subject indebtedness, that the Agent has no duties and no liabilities beyond those expressly assumed by the Agent in this Agreement and the related writings, and that the Agent shall lose no rights as a Bank by acting as the Agent. Without limiting the generality of the foregoing, each Bank agrees NCB and its affiliates may accept deposits from, make loans to, enter into trust indentures with and generally transact business with the companies without notice to the Banks and without prejudice to NCB's rights as a Bank under this Agreement and the related writings and without prejudice to NCB's rights in respect of those other business transactions. Each Bank agrees that it will not rely on any of the other Banks or on the Agent for any future inquiry or analysis in respect of this Agreement or any related writing.

         Section 11.04 AGENT'S EXCULPATION. The Agent shall not be required to make any inquiry concerning the Borrowing Group or any matter relating to this Agreement or any related writing. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of the Borrowing Group or anyone else, nor shall the Agent be deemed to have made any representation or warranty of any kind to any Bank by reason of any notice or any other communication pursuant to this Agreement or any related writing. The Agent may consult with its counsel from time to time and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of its counsel. The Agent shall be entitled to rely on any communication to it which it believes to be genuine and shall be under no duty to inquire into the validity, effectiveness, genuineness or value of this Agreement or of any related writing or of any such communication. Neither the Agent nor any of its directors, officers, employees, attorneys and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct.

         Section 11.05 DISBURSEMENTS. Whenever the Agent shall receive any funds in respect of the subject indebtedness or otherwise in respect of this Agreement or any related writing, whether from the Borrowing Group for the account of the Banks or from the Banks for the


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



account of the Borrowing Group, the Agent shall disburse the funds on the day the funds shall be deemed to have been received. The Agent shall be entitled (but not obligated) to make a timely disbursement of loan proceeds to the Borrowing Group before actually receiving funds from the Banks (except if and to the extent the Agent shall have received written instructions to the contrary from any Bank or Banks) and to make a timely disbursement of payments to the Banks before actually receiving funds from the Borrowing Group; PROVIDED, that if any such disbursement is made and the funds in question are in fact not received by the Agent, the disbursement shall be rescinded and the funds returned to the Agent with interest computed thereon at the federal funds rate incurred by the Agent.

         Section 11.06 THE AGENT'S INDEMNITY. The Banks shall indemnify the Agent (to the extent the Agent is not reimbursed by the Borrowing Group) from and against any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct) incurred by the Agent as such in respect of this Agreement or any related writing and from and against any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any related writing including, without limitation, reasonable fees and expenses paid by the Agent to counsel of its own selection in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent; PROVIDED, that each Bank shall be liable for only a ratable part of the whole loss or liability according to the ratio that its subject commitment bears to the aggregate of all of the subject commitments.

         Section 11.07 ACTIONS AFTER A DEFAULT UNDER THIS AGREEMENT. In the event that the Agent, pursuant to Section 6.01(v) shall have been notified of any default under this Agreement, the Agent:

                           (i)  shall promptly notify the Banks;

                           (ii) shall take such action and assert such rights
                  under this Agreement as it is expressly required to do pursuant to the terms of this Agreement;

                           (iii) may take such other actions and assert such
                  other rights as it deems advisable, in its sole discretion, for the protection of the interests of the Banks; and

                           (iv) shall inform all the Banks of the taking of
                  action or assertion of rights pursuant to this subsection.


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



Each Bank agrees with the Agent and the other Banks that, with respect to the decisions and determinations to be made by the majority of the Banks in enforcing this Agreement and in guiding the Agent in those matters, such decisions and determinations shall be binding upon all the Banks, including, without limitation, authorizing the Agent at the pro rata expense of all the Banks (to the extent not reimbursed by the Borrowing Group) to retain attorneys to seek judgment on the subject loans. Each Bank similarly agrees with the other Banks that it will not, without the consent of the majority of the Banks, seek to separately institute any legal action on this Agreement.

         Section 11.08 ACTIONS REQUIRING CONSENT OF A MAJORITY OF THE BANKS. The approval of a Majority of the Banks is required to amend or waive any of the provisions of Articles I, II (except as described in Section 11.09), III, IV, V, VI, VII, VIII, IX, X, XI or XII (except Section 11.09) of this Agreement.

         Section 11.09 ACTIONS REQUIRING CONSENT OF ALL BANKS. Notwithstanding any other provisions of this Agreement, all of the Banks must approve any waiver or amendment to this Agreement which would (i) extend the expiration date of the Credit Facility; (ii) extend the date on which any Revolving Loan is due; (iii) reduce any interest rate, commission, commitment fee or other amount payable by Borrowing Group hereunder; (iv) increase any Bank's subject commitment; (v) change the percentage of the Banks whose approval is required to take any action hereunder; (vi) change any of the provisions of this Section 11.09.

                                   ARTICLE XII
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         Section 12.01 PAYMENT OF EXPENSES. If Taxes shall be payable, or ruled to be payable, to any state, province or Federal authority, with respect to the execution and delivery of this Credit Agreement, the Revolving Notes, or any other Loan Document by reason of any existing or hereafter enacted Federal or state statutes, the Borrowing Group will pay all such taxes in accordance with such statutes, including interest and penalties thereon, excluding Taxes solely on income of the Banks if any, and will indemnify and hold the Banks harmless against any liability in connection therewith. The Borrowing Group will also reimburse the Banks the fees and disbursements incurred by Messrs. Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A. for their services to the Banks in preparing, reviewing, closing, or enforcing this Credit Agreement and the other documents executed in connection herewith, and will reimburse the Banks for any out-of-pocket expenses incurred in connection therewith. The Borrowing Group shall at all times protect, indemnify, defend and save harmless the Banks from and against any and all claims, actions, suits and other legal proceedings and liabilities, damages, costs, interest, charges, reasonable counsel fees and other expenses and penalties but, prior to the occurrence of and during the continuance of an Event of Default, excluding the Banks' ordinary course of business internal and out of pocket costs and expenses (the "Indemnified Liabilities"), which the Banks may, at any time, sustain or incur by reason or in consequence of or arising out of the execution and delivery of this Credit Agreement and the consummation of the transactions contemplated hereby except for any such Indemnified Liabilities resulting from the gross negligence or willful misconduct of the Banks. The Borrowing Group acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Banks against any and all risks involved in the execution and delivery of this Credit Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrowing Group, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, or any present or future, de jure or de facto government or governmental authority. All amounts payable or reimbursable by the Borrowing Group under this Section 12.01 shall be due and payable on demand. The obligations imposed upon the Borrowing Group by this Section 12.01 shall survive the payment of the Revolving Loan and the Revolving Notes. No action shall be commenced by any of the Borrowing Group for any claim against the Agent or the Banks under the terms of this Credit Agreement unless a notice specifically setting forth the claim of the Borrowing Group or any one of them shall have been given to the Agent within thirty (30) days after the occurrence of the event which the Borrowing Group or any one of them allege gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim. If any Bank shall be in breach of such Bank's obligations under this Credit Agreement by reason of failure to make an Advance, or issue an LC or Bank Guaranty as such Bank is required to do under the terms hereof, the sole remedy on account thereof shall be to compel such Bank to make the Advance, or issue the LC or Bank Guaranty which is determined wrongfully to have been withheld (upon the making of which the same shall be treated as any other Advance or issuance of any other LC or Bank Guaranty pursuant to the terms of this Agreement). In any event, neither the Agent or any Bank shall be liable to any of the Borrowing Group for incidental or consequential damages, whatever the nature of a breach by Agent or the Banks in their obligations hereunder.

         Section 12.02 NOTICES. Any notice to or demand upon the Borrowing Group shall be deemed to have been sufficiently given or served for all purposes hereof one day after being sent by overnight express courier, three days after being mailed, certified mail, return receipt requested or, when received during normal business hours, by electronic facsimile (confirmed by subsequent delivery of "hard copy"), addressed to the Borrowing Group at c/o


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



Chart Industries, 35555 Curtis Boulevard, Eastlake, Ohio 44095, Attn: Chief Executive Officer, or to such other address as may be furnished in writing to the Banks and the Agent for such purpose by the Borrowing Group. Any notice to or demand upon the Banks and the Agent shall be deemed to have been sufficiently given or served for all purposes hereof one day after being sent by overnight express courier or hand delivered to the Account Officer of each Bank as follows: If to NCB and the Agent, National City Bank, National City Center, Cleveland, Ohio 44101-0756, Metro-Ohio Division, Attn: Anthony J. DiMare; if to NBD, NBD Bank, 611 Woodward Avenue, Detroit, Michigan 48226, Midwest Banking Division, Attn. Paul R. DeMelo, or to such other address as may be furnished in writing to the Borrowing Group for such purpose by the Banks and the Agent. The Borrowing Group agrees that the Banks and the Agent may rely and act upon, without any investigation or inquiry as to the authority or power to give, or accuracy or reasonableness of, and the Borrowing Group will be unconditionally and irrevocably bound and obligated by, any instructions, notice, request, report or other communications given by the Parent to the Banks.

         Section 12.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Credit Agreement, any investigation at any time made by the Banks or the Agent, and the execution and delivery of the Revolving Notes and shall continue in full force and effect so long as the Revolving Notes are outstanding and unpaid.

         Section 12.04 ENTIRE AGREEMENT; AMENDMENT. This Credit Agreement, including all exhibits hereto, embodies the entire agreement and understanding between the Borrowing Group, the Banks and the Agent and supersedes all other prior agreements and understandings relating to the subject matter hereof. The Borrowing Group, the Banks and the Agent may enter into further and additional written agreements to amend or supplement this Credit Agreement and the terms and provisions of such further and additional written agreements shall be deemed a part of this Credit Agreement as though incorporated herein. Except as provided herein, the Banks have no obligation to make loans or advances to the Borrowing Group.

         Section 12.05 PARTIES IN INTEREST; BANK'S PURPOSE. (i) All the terms and provisions of this Credit Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by any holder of the Revolving Notes. The Borrowing Group shall not assign their rights under this Credit Agreement without the prior written consent of the Banks. The Banks, without the prior written consent of the Borrowing Group but with the prior consent of the Agent, may assign, or sell participation in, all or part of the Revolving Loan and their rights under the Credit Agreement and the other Loan Documents. The Banks agree that they will give the Borrowing Group prompt written notice of any assignment of all or part of the Revolving Loan.

         (ii) Each Bank represents and warrants to the other Banks and to the Borrowing Group that Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and that it is not entering into this Agreement with any intention to violate that Act or any rule or regulation thereunder, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable law.

         Section 12.06 WAIVER OF ASSERTION OF COUNTERCLAIMS; WAIVER OF JURY TRIAL. Each and every right granted to the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Banks or any holder of the Revolving Notes to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrowing Group's indebtedness, liabilities and obligations under the Revolving Notes and this Credit Agreement shall be without regard to any counterclaim or right of offset which the Borrowing Group may have against the Banks and the Agent and without regard to any other obligation of any nature whatsoever which the Banks and the Agent may have to the Borrowing Group, and no such counterclaim or offset shall be asserted by the Borrowing Group in any action, suit or proceeding instituted by the Banks for payment or performance of the Borrowing Group's indebtedness, liabilities or obligations under the Revolving Notes, this Credit Agreement, the Collateral Security Documents, or any other Loan Documents.

         THE BORROWING GROUP AND THE BANKS AND THE AGENT HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING NOTES OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO.

         Section 12.07 SET-OFF PROVISION. As security for the due payment and performance of all the Obligations, the Borrowing Group hereby grant to the Banks a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Banks to the Borrowing Group, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrowing Group, and the proceeds thereof, now or hereinafter held or received by or in transit to the Banks from or for the

Borrowing Group, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by the Banks against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral held by the Banks is considered to be adequate.

         Section 12.08 SEVERABILITY OF PROVISIONS. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.09 HEADINGS. Article and Section headings used in this Credit Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 12.10 CONSENT TO JURISDICTION. Each Company in the Borrowing Group agrees that any action or proceeding to enforce or arising out of this Credit Agreement or any of the other Loan Documents may be commenced in the Common Pleas Court of Cuyahoga County, Ohio or in the District Court of the United States for the Northern District of Ohio sitting in Cleveland, and the Borrowing Group waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served to the persons and addresses listed in Section 12.02 in accordance with the provisions of this
Section 12.10, or as otherwise provided by the laws of the State of Ohio or the United States.

         Section 12.11 GOVERNING LAW. This Credit Agreement, the Revolving Notes and each other Loan Document are and will be contracts made under the laws of the State of Ohio (without regard to the laws regarding conflicts of laws) and together with the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws of such State.

         Section 12.12 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


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



         Section 12.13 NATURE OF THE BORROWING GROUP'S OBLIGATIONS AND MODIFICATION THEREOF. THE OBLIGATIONS OF THE BORROWING GROUP UNDER THIS AGREEMENT, THE REVOLVING NOTES AND THE OTHER LOAN DOCUMENTS ARE JOINT AND SEVERAL. The obligations of the Borrowing Group under this Agreement are absolute and unconditional and shall be irrevocable. The Borrowing Group agree that their obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any member of the Borrowing Group by any bankruptcy case or by any stay or other legal impediment in or arising from the operation of any present or future provision of the Bankruptcy Code or other similar state or federal statute, or from the decision of any court or any perfection or failure to perfect any Lien upon any property of any member of the Borrowing Group. The Borrowing Group agrees that the Banks may, in their discretion, (i) release, discharge, compromise or settle with, or grant indulgences to, refuse to proceed or take action against, any Company in the Borrowing Group with respect to its respective obligations under this Agreement,
(ii) release, surrender, modify, impair, exchange, substitute or extend the period or duration of time for the performance, discharge or payment of, refuse to enforce, compromise or settle its respective lien, security interest, pledge or assignment against, any and all deposits and other property or assets on which the Bank may have a lien, security interest, pledge or assignment or which secures any of the obligations of the Borrowing Group under this Agreement, and
(iii) amend, modify, alter or restate, in accordance with their respective terms, this Agreement or any of the Loan Documents or otherwise, accept deposits or other property from, or enter into transactions of any kind or nature with, the Borrowing Group. Each of the Borrowing Group confirms that it will be directly or indirectly benefitted by the Revolving Loan and any and all other Advances under this Agreement or any of the Loan Documents.


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

      IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be executed as of the date first above written by their respective representatives thereunto duly authorized.


CHART INDUSTRIES, INC.                  CHART MANAGEMENT COMPANY,
                                        INC.

By:  /s/ Don A. Baines                  By: /s/ Don A. Baines
   -----------------------------------      ---------------------------------
   Don A. Baines, Treasurer and CFO         Don A. Baines, Secretary and
                                            Treasurer

ALTEC INTERNATIONAL LIMITED             CHART INDUSTRIES FOREIGN SALES
PARTNERSHIP                             CORPORATION

By: CHART MANAGEMENT COMPANY,           By: /s/ Don A. Baines
  INC., its sole general partner            ---------------------------------
                                            Don A. Baines, Secretary and
                                            Treasurer
/s/ Don A. Baines
--------------------------------------  PROCESS SYSTEMS INTERNATIONAL, INC.
Don A. Baines, Secretary and Treasurer
                                        By: /s/ Don A. Baines
                                            ---------------------------------
ALTEC, INC.                                 Don A. Baines, Assistant Clerk
                                            and Treasurer

By: /s/ Don A. Baines                   NATIONAL CITY BANK
   -----------------------------------
   Don A. Baines, Assistant Secretary   By: /s/ Anthony J. DiMare
                                            ---------------------------------
                                            Anthony J. DiMare, Vice President
GREENVILLE TUBE CORPORATION
                                        NBD BANK
By: /s/ Don A. Baines
   -----------------------------------  By: /s/ Janet M. Cerra
   Don A. Baines, Assistant Secretary       ---------------------------------
                                            Janet M. Cerra, Vice President

                                        NATIONAL CITY BANK, as Agent

                                        By: /s/ Anthony J. DiMare
New member of Borrowing Group as of         ---------------------------------
July 31, 1997                               Anthony J. DiMare, Vice President

CRYENCO SCIENCES, INC.

By: /s/ Don A. Baines, Secretary
    --------------------------------
    Don A. Baines, Secretary
    and Treasurer


                                      72